FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                CLIFFWOOD ACQUISITION - 1998 LIMITED PARTNERSHIP

                             DATED AS OF MAY 4, 1998
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                                       TABLE OF CONTENTS

        RECITALS: ...........................................................1

        AGREEMENT: ..........................................................2

ARTICLE I  FORMATION OF PARTNERSHIP..........................................2
        Section 1.1.  Formation..............................................2
        Section 1.2.  Name...................................................2
        Section 1.3.  Business...............................................3
        Section 1.4.  Places of Business, Registered Agent and Addresses. ...3
        Section 1.5.  Term...................................................3
        Section 1.6.  Filings................................................3

ARTICLE II  CERTAIN DEFINITIONS AND REFERENCES...............................4
        Section 2.1.  Certain Defined Terms..................................4
        Section 2.2.  References and Construction. .........................11

ARTICLE III  CAPITALIZATION.................................................12
        Section 3.1.  Capital Contributions of General Partner. ............12
        Section 3.2.  Agreed Capital Contributions of Limited Partners. ....13

               Section 3.3.  Optional Capital Contributions of the Limited
               Partners With Respect to Future Acquisitions.................13

        Section 3.4.  Optional  Capital Contributions of the Limited
                       Partners.............................................16
        Section 3.5.  Further Optional Additional Capital Contributions of

               Limited Partners. ...........................................16
               Section 3.6.  Options If Limited Partners Decline to Make
                               Optional Capital Contributions...............18

        Section 3.7.  Reduced Capital Contributions of Limited Partner......19
        Section 3.8.  Payments of Capital Contributions. ...................19
        Section 3.9.  Non-payment of Capital Contributions..................20
        Section 3.10.  Interest on and Return of Capital Contributions......20

               Section 3.11.  Limited Partner's Share of Capital
                               Contributions................................21

ARTICLE IV  ALLOCATIONS AND DISTRIBUTIONS...................................21
        Section 4.1.  Allocation of Costs and Expenses......................21
        Section 4.2.  Allocation of Revenues................................21
        Section 4.3.  Income Tax Allocations................................24
        Section 4.4.  Distributions.........................................27
        Section 4.5.  Allocation Among Limited Partners.....................27
        Section 4.6.  Withholding...........................................28

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ARTICLE V  PARTNERSHIP PROPERTY.............................................28
        Section 5.1.  Title to Partnership Property.........................28
        Section 5.2.  Acquisitions of Additional Interests in the
                       Subject Lands. ......................................28
        Section 5.3.  Lease Sales. .........................................28
        Section 5.4.  Sales of Production...................................29
        Section 5.5.  Operations on Partnership Leases......................29

ARTICLE VI  MANAGEMENT......................................................30
        Section 6.1.  Power and Authority of General Partner................30
        Section 6.2.  Certain Restrictions on General Partner's
                       Power and Authority..................................30
        Section 6.3.  Duties and Services of General Partner................32
        Section 6.4.  Liability of General Partner..........................32
        Section 6.5.  Limitations on Indemnification........................33
        Section 6.6.  Costs, Expenses and Reimbursement. ...................33
        Section 6.7.  Amendment Costs.......................................33
        Section 6.8.  Insurance.............................................34
        Section 6.9.  Tax Elections.........................................34
        Section 6.10.  Tax Returns..........................................35
        Section 6.11.  Appointment of Trustee to Receive Payments...........35

ARTICLE VII  RIGHTS AND OBLIGATIONS OF LIMITED PARTNER......................36
        Section 7.1.  Rights of Limited Partner.............................36
        Section 7.2.  Limitations on Limited Partner........................36
        Section 7.3.  Liability of Limited Partner..........................36
        Section 7.4.  Access of Limited Partner to Data.....................37
        Section 7.5.  Withdrawal and Return of Capital Contribution.........37

ARTICLE VIII  BOOKS, RECORDS, REPORTS AND BANK ACCOUNTS.....................38
        Section 8.1.  Capital Accounts, Books and Records. .................38
        Section 8.2.  Reports...............................................40
        Section 8.3.  Bank Accounts. .......................................43
        Section 8.4.  Information Relating to the Partnership...............44
        Section 8.5.  Certain Notices.......................................44

ARTICLE IX  ASSIGNMENTS OF INTERESTS AND SUBSTITUTIONS......................44
        Section 9.1.  Assignments by Limited Partner. ......................44
        Section 9.2.  Assignment by General Partner.........................45
        Section 9.3.  Merger or Consolidation...............................45
        Section 9.4.  Removal of General Partner............................45
        Section 9.5.  Right of General Partner Upon Removal.................47

ARTICLE X  DISSOLUTION, LIQUIDATION AND TERMINATION.........................47
        Section 10.1.  Dissolution..........................................47
        Section 10.2.  Withdrawal by General Partner and Reconstitution.....49

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        Section 10.3.  Liquidation and Termination..........................50
        Section 10.4.  Cancellation of Certificate..........................51

ARTICLE XI  REPRESENTATIONS AND WARRANTIES..................................52
        Section 11.1.  Representations and Warranties of General Partner....52
        Section 11.2.  Representations and Warranties of Limited Partner....54

ARTICLE XII  MISCELLANEOUS..................................................55
        Section 12.1.  Notices..............................................55
        Section 12.2.  Amendments...........................................55
        Section 12.3.  Partition............................................56
        Section 12.4.  Entire Agreement.....................................56
        Section 12.5.  No Waiver............................................56
        Section 12.6.  Applicable Law.......................................56
        Section 12.7.  Successors and Assigns...............................56
        Section 12.8.  Exhibits.............................................56
        Section 12.9.  Survival of Representations and Warranties...........56
        Section 12.10.  No Third-Party Benefit..............................57
        Section 12.11.  Counterparts........................................57

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                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                CLIFFWOOD ACQUISITION - 1998 LIMITED PARTNERSHIP

        THIS FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "AGREEMENT") is made and entered into this 4th day of May, 1998, by and among Cliffwood Oil & Gas Corp. a Texas corporation (herein sometimes called "CLIFFWOOD"), Energy Capital Investment Company PLC, an English investment company (herein sometimes called "ENERGY PLC"), and EnCap Equity 1996 Limited Partnership, a Texas limited partnership (herein sometimes called "ENCAP LP").

                                    RECITALS:

        WHEREAS, Cliffwood Energy Company, a Texas corporation ("CEG"), Energy PLC and EnCap LP have heretofore formed a limited partnership (the "PARTNERSHIP") pursuant to the terms and conditions of that certain Agreement of Limited Partnership dated as of September 27, 1996, as amended (the "ORIGINAL AGREEMENT");

        WHEREAS, CEG was designated the sole general partner of the Partnership under the Original Agreement;

        WHEREAS, effective April 1, 1998, CEG assigned its interest as a general partner in the Partnership to Cliffwood and Cliffwood was admitted to the Partnership as a substituted general partner in place of CEG;

        WHEREAS, Cliffwood is sometimes referred to herein as the "GENERAL PARTNER";

        WHEREAS, Energy PLC and EnCap LP are the limited partners of the Partnership and are sometimes referred to herein as the "LIMITED PARTNERS";

        WHEREAS, the Partnership has heretofore acquired and owned Leases (as defined herein) pursuant to the terms and conditions of the Original Agreement (the "ORIGINAL AGREEMENT PROPERTIES");

        WHEREAS, pursuant to the terms of that certain Acquisition and Distribution Agreement dated as of May 4, 1998, by and among Texoil, the General Partner and the Partnership (the "A&D AGREEMENT"), the Partnership (i) distributed in-kind to the General Partner its interest in the Partnership's Leases and related assets and (ii) sold to Texoil the Partnership's interest in the Partnership's Leases and related assets exclusive of the interest distributed in-kind as provided in CLAUSE (I);

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        WHEREAS, pursuant to the terms of that certain April 1998 Amendment to the Agreement of Limited Partnership dated as of May 4, 1998, the Partnership has heretofore distributed to the Limited Partners the cash proceeds and shares of stock received from Texoil under the A&D Agreement;

        WHEREAS, the transaction contemplated by the A&D Agreement constituted a sale and disposition of all of the Partnership's assets existing on the date of the closing thereof and therefore the Partnership dissolved under the terms of the Original Agreement;

        WHEREAS, notwithstanding the technical dissolution of the Partnership under the terms of the Original Agreement or the Act (as defined herein), the General Partner and the Limited Partners desire to keep the Partnership in existence and hereafter transact business on the terms and conditions provided herein; and

        WHEREAS, the General Partner and the Limited Partners desire to amend and restate the Original Agreement for the purpose of renaming the Partnership and to set forth (i) the terms and conditions upon which the Partnership will hereafter conduct business, (ii) their agreement with respect to the ownership and operation of the Partnership and (iii) their agreement with respect to other matters.

                                   AGREEMENT:

        NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and agreements contained herein and in the Original Agreement, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                            FORMATION OF PARTNERSHIP

        SECTION 1.1. FORMATION. The parties hereto have heretofore formed the Partnership pursuant to the provisions of the Texas Revised Limited Partnership Act (Article 6132a-1, Vernon's Texas Civil Statutes) (such Act, as amended from time to time, or any successor statute or statutes thereto, being called the "ACT"), which limited partnership is hereby continued pursuant to the provisions of this Agreement..

        SECTION 1.2. NAME. The name of the Partnership set forth in the Original Agreement is "Cliffwood Acquisition - 1996 Limited Partnership". From and after the date hereof, the name of the Partnership shall be "Cliffwood Acquisition - 1998 Limited Partnership". The business of the Partnership shall be conducted in the name of the Partnership. The General Partner shall cause to be filed on behalf of the Partnership such partnership or assumed or fictitious name certificate or certificates or similar instruments as may from time to time be required by law.

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        SECTION 1.3. BUSINESS. Subject to the other provisions of this
Agreement, the business of the Partnership shall be: (a) acquire, own, hold, maintain, renew, drill, develop and operate Leases (as defined herein); (b) to produce, collect, store, treat, deliver, market, sell or otherwise dispose of oil, gas and related hydrocarbons and minerals from such Leases; (c) to farm-out, sell, abandon and otherwise dispose of such Leases; and (d) to take all such other actions incidental to any of the foregoing as the General Partner may determine to be necessary and appropriate. Notwithstanding the foregoing and any other provision of this Agreement, the Partnership shall not acquire (i) any carbon-dioxide removal, sulfur removal or other equipment for the processing or treatment of gas or other hydrocarbons, whether on or off the Partnership's Leases (other than equipment acquired by the Partnership in connection with the assignment or acquisition of such Leases or except as otherwise acquired pursuant to the terms hereof), (ii) any refining facilities or (iii) any transportation facilities except pipelines and gathering systems connecting the Partnership's Leases with other gathering systems or transmission pipelines (and then only as acquired pursuant to the terms hereof) or as otherwise acquired in connection with the assignment or acquisition of such Leases, or engage in the contract drilling business or any other business except as expressly permitted herein.

        SECTION 1.4.  PLACES OF BUSINESS, REGISTERED AGENT AND ADDRESSES.

        (a) The principal United States office and place of business of the Partnership and its street address shall be 110 Cypress Station Drive, Suite 220, Houston, Texas 77090. The General Partner, at any time and from time to time, may change the location of the Partnership's principal United States office and place of business, provided notice thereof is concurrently given to the Limited Partners.

        (b) The registered office of the Partnership in Texas shall be 110 Cypress Station Drive, Suite 220, Houston, Texas 77090, and the registered agent for service of process on the Partnership shall be the Parent, a corporation whose business address is the same as the Partnership's registered office. The General Partner, at any time and from time to time, may change the Partnership's registered office or registered agent or both by complying with the applicable provisions of the Act and giving concurrent notice thereof to the Limited Partners and may establish, appoint and change additional registered offices and registered agents of the Partnership in such other states as the General Partner shall determine to be necessary or advisable.

        SECTION 1.5. TERM. The Partnership commenced as provided in Section 1.5 of the Original Agreement and shall continue until terminated in accordance with
ARTICLE X.

        SECTION 1.6. FILINGS. Upon the request of the General Partner, the Limited Partners shall promptly execute and deliver all such certificates and other instruments conforming hereto as shall be necessary for the General Partner to accomplish all filing, recording, publishing and other acts appropriate to comply with all requirements for the formation and operation of the Partnership as a limited partnership under the laws of the State of Texas and for the qualification or reformation and operation of the Partnership as a limited partnership

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(or a partnership in which the Limited Partners have limited liability) in all other jurisdictions where the Partnership shall propose to conduct business. Prior to the conducting of any business in any jurisdiction, the General Partner shall: (a) to the full extent necessary to establish limited liability for the Limited Partners under the laws of such jurisdiction and otherwise to comply with the laws of such jurisdiction, cause the Partnership to comply with all requirements for the registration, qualification or reformation of the Partnership to conduct business as a limited partnership (or a partnership in which the Limited Partners have limited liability) in such jurisdiction and (b) at the request of the Limited Partners, obtain an opinion of reputable counsel in such jurisdiction satisfactory in all respects to the Limited Partners as to such registration, qualification or reformation and as to the limited liability of the Limited Partners under the laws of such jurisdiction. Thereafter, the General Partner shall cause the Partnership to continue to comply with all such requirements regarding registration, qualification or formation in each jurisdiction where the, Partnership does business.

                                   ARTICLE II

                       CERTAIN DEFINITIONS AND REFERENCES

        SECTION 2.1. CERTAIN DEFINED TERMS. When used in this Agreement, the following terms shall have the respective meanings assigned to them in this
SECTION 2.1 or in the sections, subsections or other subdivisions referred to below:

        "ACQUISITION COST" shall mean:

         (a) with respect to the purchase by the Partnership from the General Partner or its Affiliates of any Lease, the costs as described in PARAGRAPH (B) immediately below incurred by the General Partner and/or its Affiliates in acquiring such Lease; and

        (b) with respect to the acquisition by the Partnership of any Lease other than those purchased pursuant to PARAGRAPH (A) immediately above, the sum of (i) the price paid or contractually agreed to be paid for such Lease to the lessor, assignor or grantor of such Lease, including lease bonuses, advance rentals and other acquisition costs and (ii) title insurance or examination costs, broker's commissions, attorneys' fees, due diligence fees, filing fees, recording costs, and transfer and sales taxes, if any, and other similar costs incurred with respect to such Lease in connection with its acquisition, but excluding (without limitation) any actual, allocated or imputed interest expense.

        "ACT" shall have the meaning assigned to such term in SECTION 1.1.

        "A&D AGREEMENT" shall have the meaning assigned to such term in the Recitals hereto.

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        "ADDITIONAL PLACEMENT FEE" shall mean, with respect to a Subject
Property acquired by the Partnership pursuant to the terms hereof, a fee payable to EnCap Investments L.C. equal to (a) 1% of the aggregate amounts that the Limited Partners have committed to contribute to the Partnership pursuant to
SECTION 3.3 to fund their allocable share of Acquisition Costs with respect to such Subject Property and (b) 1% of the aggregate amounts that the Limited Partners have committed to contribute to the Partnership to fund their share of Capital Costs attributable to Committed Operations on such Subject Property.

        "ADJUSTED CAPITAL ACCOUNT" shall mean the capital account maintained for each Partner pursuant to SECTION 8.1(B) of this Agreement as of the end of each fiscal year (a) increased by (i) the amount of any unpaid Capital Contributions unconditionally agreed to be contributed by such Partner under ARTICLE III, if any, and (ii) an amount equal to such Partner's allocable share of the Partnership's Minimum Gain, as computed on the last day of such fiscal year in accordance with applicable Treasury Regulations, and (b) reduced by (i) the amount of all depletion deductions reasonably expected to be allocated to such Partner in subsequent years and charged to such Partner's capital account, (ii) the amount of all losses and deductions reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Internal Revenue Code and Treasury Regulation ss. 1.751-1(b)(2)(ii), and (iii) the amount of all distributions reasonably expected to be made to such Partner to the extent they exceed offsetting increases to such Partner's capital account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made.

        "AFE COSTS" shall mean (a) with respect to a Committed Operation, the estimated Capital Costs for such operation as set forth in the subject Development Plan agreed upon by the Partners hereunder that includes such Committed Operation, and (b) with respect to an operation other than a Committed Operation, the estimated Capital Costs for such operation as agreed upon by the Partners hereunder.

        "AFFILIATE" shall mean (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of the General Partner, (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by the General Partner, (c) any person directly or indirectly controlling, controlled by or under common control with the General Partner, (d) any officer, director, member, manager, or partner of the General Partner or any person described in CLAUSE (A), (B) or (C) of this paragraph or
(e) any person related by blood, adoption or marriage to any person referred to in CLAUSE (C) or (D) of this paragraph. As used in this Agreement, the term "PERSON" shall include an individual, an estate, a corporation, a partnership, a limited liability company, an association or other entity, a joint stock company and a trust.

        "AMENDMENT COSTS" shall have the meaning assigned to such term in
SECTION 6.7.

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        "CAPITAL CONTRIBUTIONS" shall mean for any Partner at the particular time in question the aggregate of the dollar amounts of any cash or the fair market value (as agreed upon by the Partners) of any properties contributed to the capital of the Partnership (net of any liabilities secured by such properties that the Partnership is considered to assume or take subject to), or, if the context in which such term is used so indicates, the dollar amounts of cash or the fair market value of properties agreed to be contributed, or requested to be contributed, by such Partner to the capital of the Partnership.

        "CAPITAL COSTS" shall mean (a) all geological and geophysical costs incurred by the Partnership to the extent any of such costs are incurred in connection with Partnership wells drilled or proposed to be drilled on the Properties and any additional Leases acquired pursuant to the terms hereof, (b) all costs incurred by the Partnership in locating, drilling, completing, equipping, deepening or sidetracking a well located on the Properties or any additional Lease acquired pursuant to the terms hereof, including without limitation (i) the costs of surveying and staking such well, the costs of any surface damages and the costs of clearing, coring, testing, logging and evaluating such well, (ii) the costs of casing, cement and cement services for such well, (iii) the cost of plugging and abandoning such well if it is determined that such well would not produce in commercial quantities and should be abandoned and (iv) all direct charges and overhead (subject to SECTION 5.6) chargeable to the Partnership with respect to such well under any applicable operating agreement until such time as all operations are carried out as required by applicable regulations and sound engineering practices to make such well ready for production, including the installation and testing of wellhead equipment, or to plug and abandon a dry hole; (c) all costs incurred by the Partnership in recompleting or plugging back any Partnership well; (d) all costs incurred by the Partnership in reworking any Partnership well when the Partnership's share of such costs as set forth in the applicable authority for expenditure presented to the Partnership with respect thereto is greater than $10,000 (or an amount lesser than $10,000, if a part of a Development Plan); (e) all costs incurred by the Partnership in locating, drilling, completing, equipping, deepening or sidetracking any enhanced recovery producer or injector well (including the costs of all necessary surface equipment such as steam generators, compressors, water treating facilities, injection pumps, flow lines and steam lines) or otherwise conducting Enhanced Recovery Operations and (f) all costs incurred by the Partnership in constructing, modifying or reengineering production facilities, pipelines and other facilities necessary to develop the Properties and any additional Leases acquired pursuant to the terms hereof and produce, collect, store, treat, deliver, market, sell or otherwise dispose of oil, gas and other hydrocarbons and minerals therefrom; but such term shall not include (without limitation) (A) any Lease Operating and Production Costs or (B) any Catastrophe Costs.

        "CAPITAL OVERRUN COSTS" shall mean with respect to any Partnership operation or project, that portion of the aggregate Capital Costs incurred by the Partnership which is in excess of 110% of the AFE Costs attributable to such operation or project.

        "CATASTROPHE COSTS" shall mean all costs, expenses and damages incurred by the Partnership as a result of the failure of the General Partner to cause the Partnership to obtain

                                       -6-
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or carry the types or amounts of insurance coverage agreed upon from time to time by the Partners in accordance with SECTION 6.8, but such term shall not include the deductible amounts under any insurance coverage arranged by or on behalf of the Partnership or with respect to its property or operations to the extent such deductible amounts have been approved or agreed to by the Limited Partners in accordance with SECTION 6.8.

        "COMMITTED OPERATION" shall have the meaning assigned to such term in
SECTION 3.4.

        "CONVEYANCE" shall mean any conveyance, assignment, bill of sale or other similar instrument by which a Lease or other property or asset is conveyed or otherwise transferred to the Partnership.

        "CO-SALE AGREEMENT" shall mean that certain Co-Sale Agreement dated as of May 4, 1998, by and among the General Partner, the Partnership and the Limited Partners.

        "DEFICIT PARTNER" shall have the meaning assigned to such term in
SECTION 4.3(H).

        "DELIVERY DATE" shall mean the date on which this Agreement has been fully and unconditionally executed and delivered by each of the parties hereto.

        "DEPLETABLE PROPERTY" shall have the meaning assigned to it in SECTION 4.3(B).

        "DEVELOPMENT PLAN" shall have the meaning assigned to such term in
SECTION 3.4.

        "ENCAP LP" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

        "ENERGY PLC" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

        "ENGINEERING REPORT" shall have the meaning assigned to such term in
SECTION 8.2(F).

        "ENHANCED RECOVERY OPERATIONS" shall mean any operations or project intended to increase the recovery of oil and/or gas from a pool or unit by artificial means or by the application of energy extrinsic to the pool or unit, which artificial means or application shall include (without limitation) pressuring, cycling, pressure maintenance, injection to the pool or unit of a substance or form of energy, or other operations or projects that would be commonly considered secondary or tertiary operations or projects, but such term shall not include the injection in a well of a substance or form of energy for the sole purpose of (a) aiding in the lifting of fluids in the well, or (b) stimulation of the pool or unit at or near the well by mechanical, chemical, thermal or explosive means.

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        "GENERAL PARTNER" shall mean Cliffwood Oil & Gas Corp., a Texas corporation, in its capacity as general partner of the Partnership and any person who becomes a substituted general partner of the Partnership pursuant to the terms hereof.

        "HEDGING TRANSACTION" shall mean any commodity hedging transaction pertaining to oil, gas and related hydrocarbons and minerals, whether in the form of a swap agreement, option to acquire or dispose of a futures contract, whether on an organized commodities exchange or otherwise, or similar type of financial transaction classified as "notional principal contracts" pursuant to Treasury Regulation ss.1.512(b)-1(a)(1). Any Hedging Transaction shall be identified in the books and records of the Partnership as a "hedging transaction" in the manner and at the times prescribed by Treasury Regulation ss.1.1221-2(e).

        "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or statutes.

        "LEASE" shall mean a lease, mineral interest, royalty or overriding royalty, fee right, mineral servitude, license, concession or other right covering oil, gas and related hydrocarbons (or a contractual right to acquire such an interest) or an undivided interest therein or portion thereof, together with all appurtenances, easements, permits, licenses, servitudes and rights-of-way situated upon or used or held for future use in connection with such an interest or the exploration, development or operation thereof. A "Lease" shall also mean and include all rights and interests in all lands and interests unitized or pooled therewith pursuant to any law, rule, regulation or agreement.

        "LEASE OPERATING AND PRODUCTION COSTS" shall mean all costs incurred by the Partnership in connection with the maintenance of the Properties (except drilling and similar obligations the costs of which are classified as Capital Costs hereunder) and the production and marketing of oil, gas and related hydrocarbons from completed wells (including wells which have been involved in Enhanced Recovery Operations) in which the Partnership has an interest pursuant to this Agreement, including (without limitation) costs incurred for all delay rentals, shut-in royalties and similar payments, royalties on lost or flared gas or gas used for which payment is required, labor, fuel, repairs, transportation, supplies, utility charges, ad valorem, severance, excise and similar taxes, the cost of reworking any Partnership well (except to the extent provided in the definition of Capital Costs), the costs of plugging and abandoning any Partnership well (except to the extent provided in the definition of Capital Costs), and compensation to well operators, consultants and others and insurance in connection with the foregoing; but such term shall not include (without limitation) (a) any Capital Costs or (b) any Catastrophe Costs.

        "LIMITED PARTNER" shall mean Energy Capital Investment Company PLC, an English investment company, EnCap Equity 1996 Limited Partnership, a Texas limited partnership, and any person who becomes a substituted limited partner of the Partnership pursuant to the terms hereof.

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        "MINIMUM GAIN" shall mean (a) with respect to Partnership Nonrecourse
Liabilities, the amount of gain that would be realized by the Partnership if it disposed of (in a taxable transaction) all Partnership properties which are subject to Partnership Nonrecourse Liabilities in full satisfaction of such liabilities, computed in accordance with applicable Treasury Regulations and (b) with respect to each Partner Nonrecourse Debt, the amount of gain that would be realized by the Partnership if it disposed of (in a taxable transaction) the Partnership property that is subject to such liability in full satisfaction of such liability, computed in accordance with applicable Treasury Regulations.

        "NET INVESTMENT" shall mean, as of the date in question, an amount equal to X divided by Y, where "X" is equal to the difference between (a) the aggregate Capital Contributions actually paid by the Limited Partners pursuant to SECTIONS 3.2 and 3.3, which Capital Contributions shall be discounted back from the respective dates such Capital Contributions are made to the last day of the month in which the Delivery Date occurs at a rate of 12% per annum compounded monthly, and (b) the aggregate cash distributions (other than any cash distributions made pursuant to SECTION 10.2) which the Limited Partners shall have actually received from the Partnership, which cash distributions shall be discounted back from the respective dates such cash distributions are made to the last day of the month in which the Delivery Date occurs at a rate of 12% per annum compounded monthly, and where "Y" is the applicable discount factor set forth in EXHIBIT 2.1--PAYOUT NO.1 with respect to the month in which the date in question falls. For purposes of making such discount calculations, each cash distribution and Capital Contribution shall be deemed to have been made on the last day of the month during which it was paid or received, and all such discount calculations shall be made on a monthly basis and by application of the appropriate discount factors set forth in EXHIBIT 2.1--PAYOUT NO. 1.

        "ORIGINAL AGREEMENT" shall have the meaning assigned to such term in the Recitals hereto.

        " ORIGINAL PLACEMENT FEE" shall mean that certain Placement Fee (as defined in the Original Agreement) in the amount of $100,000 previously paid to EnCap Investments L.C. under the terms of the Original Agreement.

        "PARENT" shall mean Texoil, Inc., a Nevada corporation.

        "PARENT AGREEMENT" shall mean that certain Registration Rights Agreement dated as of May 4, 1998, by and among the Parent and the Limited Partners, and any other agreement hereafter executed by Parent in favor of the Partnership or the Limited Partners in respect of the transactions contemplated hereby.

        "PARTNER NONRECOURSE DEBT" shall mean any nonrecourse debt of the Partnership (or portions thereof) for which any Partner bears the economic risk of loss.

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        "PARTNER NONRECOURSE DEDUCTIONS" shall mean the amount of deductions, losses and expenses equal to the net increase during the year in Minimum Gain attributable to a Partner Nonrecourse Debt, reduced (but not below zero) by proceeds of such Partner Nonrecourse Debt distributed during the year to the Partners who bear the economic risk of loss for such debt, as determined in accordance with applicable Treasury Regulations.

        "PARTNERS" shall mean the General Partner and the Limited Partners.

        "PARTNERSHIP" shall have the meaning assigned to it in the Recitals hereto.

        "PARTNERSHIP NONRECOURSE LIABILITIES" shall mean any nonrecourse liabilities (or portions thereof) of the Partnership for which no Partner bears the economic risk of loss.

        "PAYOUT NO. 1" shall mean the last day of the earliest calendar month during which (a) the aggregate cash distributions (other than any cash distributions made pursuant to SECTION 10.2) which the Limited Partners shall have actually received from the Partnership after the date hereof, when discounted back from the respective dates such cash distributions are made to the last day of the month in which the Delivery Date occurs at a rate of 12% per annum compounded monthly shall equal (b) the aggregate Capital Contributions actually paid by the Limited Partners pursuant to SECTIONS 3.3, 3.4 and 3.5, which Capital Contributions shall be discounted back from the respective dates such Capital Contributions are made to the last day of the month in which the Delivery Date occurs at a rate of 12% per annum compounded monthly. For purposes of making such discount calculations, each cash distribution and Capital Contribution shall be deemed to have been made on the last day of the month during which it was paid or received, and all such discount calculations shall be made on a monthly basis and by application of the appropriate discount factors set forth in EXHIBIT 2.1--PAYOUT NO.1.

        "PAYOUT NO. 2" shall mean the last day of the earliest calendar month during which (a) the aggregate cash distributions (other than any cash distributions made pursuant to SECTION 10.2) which the Limited Partners shall have actually received from the Partnership after the date hereof, when discounted back from the respective dates such cash distributions are made to the last day of the month in which the Delivery Date occurs at a rate of 18% per annum compounded monthly shall equal (b) the aggregate Capital Contributions actually paid by the Limited Partners pursuant to SECTIONS 3.3, 3.4 and 3.5, which Capital Contributions shall be discounted back from the respective dates such Capital Contributions are made to the last day of the month in which the Delivery Date occurs at a rate of 18% per annum compounded monthly. For purposes of making such discount calculations, each cash distribution and Capital Contribution shall be deemed to have been made on the last day of the month during which it was paid or received, and all such discount calculations shall be made on a monthly basis and by application of the appropriate discount factors set forth in EXHIBIT 2.1--PAYOUT NO.2.

        "POSITIVE PARTNER" shall have the meaning assigned to such term in
SECTION 4.3(H).

        "PROVED INVESTMENT COVERAGE" shall mean, at the point in time in question, a ratio equal to X divided by Y, where "X" is the pre-income tax value of projected net revenues (I.E., revenues less direct expenses) attributable to the proved reserves set forth in the then most recently prepared Engineering Report (and computed net to the Partnership's interest in such reserves) discounted at a rate of 10% per annum, and where "Y" is the Limited Partners' Net Investment.

        "PROVED PRODUCING INVESTMENT COVERAGE" shall mean, at the point in time in question, a ratio equal to X divided by Y, where "X" is the pre-income tax value of projected net revenues (I.E., revenues less direct expenses) attributable to the proved developed producing reserves set forth in the then most recently prepared Engineering Report (and computed net to the Partnership's interest in such reserves) discounted at a rate of 10% per annum, and where "Y" is the Limited Partners' Net Investment.

        "PURCHASE DOCUMENT" shall mean a purchase and sale or other similar agreement and all documents and other instruments related thereto that set forth the terms and condition by which the Partnership will acquire Leases and other assets from the seller thereof.

        "REVENUE ALLOCATION ADJUSTMENT" shall have the meaning assigned to it in
SECTION 4.2(F).

        "SCHEDULED OPERATION" shall have the meaning assigned to such term in
SECTION 3.4.

        "SIMULATED BASIS", "SIMULATED GAIN", "SIMULATED DEPLETION" and "SIMULATED LOSS" shall have the respective meanings assigned to such terms in
SECTION 8.1(B).

        "SUBJECT LANDS" shall mean the lands covered by the Leases acquired by the Partnership.

        "SUBJECT PROPERTY" shall have the meaning assigned to such term in
SECTION 3.3(A).

        SECTION 2.2.  REFERENCES AND CONSTRUCTION.

        (a) All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.

        (b) Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.

        (c) The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

        (d) Words in the singular form shall be construed to include the plural and VICE VERSA, unless the context otherwise requires.

        (e) Examples shall not be construed to limit, expressly or by implication, the matter they illustrate.

        (f) The word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions.

        (g) No consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement.

        (h) All references herein to "$" or "dollars" shall refer to U.S.
Dollars.

        (i) Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument or document, provided that nothing contained in this subsection shall be construed to authorize such renewal, extension, modification, amendment or restatement.

                                   ARTICLE III

                                 CAPITALIZATION

        SECTION 3.1.  CAPITAL CONTRIBUTIONS OF GENERAL PARTNER.

        (a) The General Partner has heretofore made Capital Contributions to the Partnership pursuant to the terms of the Original Agreement and as reflected in the books and records of the Partnership.

        (b) The General Partner shall hereafter contribute in cash to the Partnership such additional amounts as shall be necessary to pay timely the costs and expenses allocated and charged to the General Partner in SECTIONS 3.3 and 4.1 and elsewhere herein. Such Capital Contributions shall be paid to the Partnership by the General Partner from time to time in the appropriate amounts concurrently with each payment to the Partnership by the Limited Partners of their Capital Contributions to pay its allocable share of such costs or, with respect to costs allocated solely to the General Partner, when necessary for the Partnership to pay timely such costs.

        (c) If, at any time after the expiration of a one-year period commencing upon the consummation by the Partnership of a purchase of Leases consisting primarily of proved reserves, the Proved Investment Coverage is less than 1.75 to 1, the General Partner shall contribute cash to the Partnership in the amount of $300,000 within 30 days after receipt by the Partnership and the Limited Partners of an Engineering Report that establishes such Proved Investment Coverage; provided, that if, at the time of and in connection with the initial acquisition by the Partnership of Leases consisting primarily of proved reserves, the Proved Investment Coverage with respect to such Leases is less than 1.75 to 1 and it is not reasonably expected that the Proved Investment Coverage with respect to such Leases (or any other Leases which the Partners reasonably anticipate will be acquired by the Partnership hereunder) will equal or be greater than 1.75 to 1 in the forseeable future (as reflected in an engineering report reasonably acceptable to the Partners and giving due consideration to any contemplated drilling or other development activities on such Leases), the Limited Partners, if it elects to make Capital Contributions under SECTION 3.3 with respect to such Leases, shall make a downward adjustment to the 1.75 to 1 ratio referenced above, which adjustment shall be reasonably acceptable to the General Partner.

        SECTION 3.2. AGREED CAPITAL CONTRIBUTIONS OF LIMITED PARTNERS. The Limited Partners have heretofore made Capital Contributions to the Partnership pursuant to the terms of the Original Agreement and as reflected in the books and records of the Partnership.

        SECTION 3.3. OPTIONAL CAPITAL CONTRIBUTIONS OF THE LIMITED PARTNERS WITH RESPECT TO FUTURE ACQUISITIONS.

        (a) If the General Partner or an Affiliate thereof hereafter proposes to participate, either directly or indirectly or by itself or with others, in the acquisition, exploitation and/or development of Leases or the acquisition of other oil and gas related assets (a "SUBJECT PROPERTY"), the General Partner shall propose that the Partnership also participate in the Subject Property as provided in this Section. The General Partner shall use its best efforts to give the Limited Partners as much advance notice of a proposed acquisition of a Subject Property under this SECTION 3.3 as is reasonably possible in order to give the Limited Partners a sufficient time to properly and thoroughly review and analyze such transaction, but in any event no less than 30 days prior to the proposed closing date (unless exigent circumstances reasonably outside the General Partner's control prevent it from doing so, in which event the General Partner shall give such notice as much in advance of the proposed closing date as is reasonably possible). A notice of the type described in the immediately preceding sentence shall in this SECTION 3.3 be called an "ACQUISITION NOTICE". Each Acquisition Notice shall (i) describe generally the Subject Property and specify the name of the seller(s), (ii) specify the nature and amount of the interest the General Partner or its Affiliates propose to acquire in the Subject Property, (iii) specify the Acquisition Costs (or reasonably anticipated Acquisition Costs ) attributable to the Subject Property, the reasonably anticipated effective date of the purchase and sale and the other salient terms (or proposed terms) of the purchase and sale, (iv) describe the drilling operations, development operations or Enhanced Recovery Operations the General Partner proposes the Partnership engage in with respect to the Subject Property and the estimated costs associated therewith, (v) if reasonably available, include a summary of the pertinent geological and geophysical data relating to the Subject Property or proposed drilling operations, development operations or Enhanced Recovery Operations, (vi) if reasonably available, include financial projections relating to the Subject Property and any internally or externally prepared related engineering or reserve reports, (vii) describe the nature and extent of planned title examination and property related due diligence (including, without limitation, environmental due diligence), (viii) include such other information as the General Partner deems material and (ix) subject to SUBSECTION (C)(II) below, offer to the Partnership the right to participate in no less than 30% of the Subject Property on the same terms as the General Partner or an Affiliate. Thereafter, the General Partner shall promptly furnish to the Limited Partners any additional information concerning the Subject Property or the proposed drilling operations, development operations or Enhanced Recovery Operations as a Limited Partner may reasonably request (including, without limitation, any then existing reports of consultants and outside engineers).

        (b) The Limited Partners shall have the right (but not the obligation) to agree to make Capital Contributions to the Partnership to fund their allocable share of the Acquisition Costs attributable to the purchase of the Subject Property. To evidence their agreement to make Capital Contributions to the Partnership to fund their allocable share of the Acquisition Costs attributable to the purchase of the Subject Property, the Limited Partners shall give notice to that effect to the General Partner no later than 10 business days after the last of either receipt of the Acquisition Notice or the date on which the Limited Partners have received all information requested by them pursuant to the last sentence of SUBSECTION (A) above; provided, that the failure of the Limited Partners to give timely notice to the General Partner shall be deemed an election on their part not to make the subject Capital Contributions; provided, further, that even though the Limited Partners may agree to make the subject Capital Contributions, the Limited Partner shall nonetheless be permitted to place reasonable and customary conditions on such agreement to make such Capital Contributions, which conditions shall be set forth in the notice of the Limited Partners' agreement to make Capital Contributions to fund their share of the Acquisition Costs, and (i) may include (A) receipt of a third party engineering report satisfactory to the Limited Partners with respect to the Subject Property or the review of the geological or geophysical data or other information, (B) satisfaction of the Limited Partners with the terms and conditions of the purchase and sale agreement and related documents and instruments with respect to the Subject Property, (C) completion of a due diligence investigation with respect to the Subject Property and satisfaction of the Limited Partners with the results of such investigation, including the status of title to, and the environmental and other condition of, the Subject Property, and all contracts and other agreements affecting or burdening the Subject Property, (D) agreement among the General Partner and the Limited Partners on a drilling or development plan with respect to the Subject Property and (E) that the purchase and sale close within a reasonable time frame, and (ii) if not satisfied, shall obviate the Limited Partners' agreement to make such Capital Contributions.

        (c) Notwithstanding the foregoing or anything else herein to the contrary:

               (i) If the General Partner or an Affiliate is participating, either directly or indirectly or by itself or with other others, in the acquisition of Leases for the purpose of assembling an Exploratory Prospect (as defined below), the General Partner shall propose that Partnership acquire an interest in such Leases when the Exploratory Prospect has been fully evaluated and the Leases comprising such Exploratory Prospect acquired and either (A) the General Partner or such Affiliate has commenced to offer interests in such Exploratory Prospect to third parties or (B) if the General Partner does not propose to offer interests in such Exploratory Prospect to third parties (exclusive of the Partnership), at such time as the General Partner or such Affiliate reasonably believes a test well will be drilled on the Leases so assembled (and, in any event, no less than 30 days prior to the proposed spud date of such test well, unless exigent circumstances outside the General Partner's control prevent it from doing so, in which event the General Partner shall make such proposal as much in advance of the proposed spud date as is reasonably possible).

               (ii) If the General Partner proposes that the Partnership participate in an Exploratory Prospect that is generated by Cliffwood-Blue Moon Joint Venture, Inc., the General Partner shall have the right to propose that the Partnership participate in such Exploratory Prospect on the same terms and conditions as the General Partner is offering interests in such Exploratory Prospect to third party industry participants (as opposed to the same terms and conditions upon which the General Partner or such Affiliate will participate).

               (iii) As used in this SUBSECTION (C), an "EXPLORATORY PROSPECT" shall mean an oil and gas prospect which would be considered to be primarily exploratory in nature in accordance with general accepted customary standards and practices in the oil and gas industry.

        (d) An agreement of the Limited Partners under this SECTION 3.3 to make Capital Contributions to the Partnership to fund their allocable shares of the Acquisition Costs attributable to the purchase of the Subject Property (in this SUBSECTION (D), a "FUNDING AGREEMENT"), shall also be deemed to constitute the agreement of the Limited Partners to fund their allocable share of that portion of the Additional Placement Fee described in CLAUSE (A) of the definition thereof associated with such funding agreement should the acquisition of the Subject Property be consummated by the Partnership.

        (e) The General Partner's and Affiliates' obligations under this SECTION
3.3 shall expire upon the expiration of the Commitment Period. As used in this Section, the term "COMMITMENT PERIOD"shall mean the period commencing as of the date hereof and ending at such point in time as the Limited Partners have thereafter made or committed to make Capital Contributions to the Partnership in an aggregate amount equal to $12,750,000 (exclusive of any Capital Contributions the Limited Partners have made to the Partnership prior to the date hereof).

        SECTION 3.4. OPTIONAL CAPITAL CONTRIBUTIONS OF THE LIMITED PARTNERS WITH RESPECT TO A DEVELOPMENT PLAN. It is contemplated that in connection with the agreement of the Limited Partners to make additional Capital Contributions to the Partnership with respect to the acquisition of a Subject Property pursuant to SECTION 3.3, the Partners will agree on certain drilling operations, development operations or Enhanced Recovery Operations to be conducted by the Partnership on the Subject Property and the costs associated therewith (a "DEVELOPMENT PLAN"); provided, that it is hereby recognized that the Partners may agree on a Development Plan for a Subject Property at some date after the acquisition by the Partnership of such Subject Property. Unless the Limited Partners otherwise agree at the time of the Partners' agreement on a Development Plan, the Limited Partners' obligation to make additional Capital Contributions to the Partnership with respect to the operations comprising the Development Plan shall be limited solely to those which the Limited Partners thereafter agree to make pursuant to the terms of this SECTION 3.4. In connection with any given Development Plan on a Subject Property, the General Partner shall notify the Limited Partners at least 30 days in advance of the commencement of a proposed operation listed in the Development Plan (a "SCHEDULED OPERATION")(unless exigent circumstances reasonably outside of the General Partner's control prevent the General Partner from doing so, in which event the General Partner shall give as much advance notice as possible), which notice shall also contain a request that the Limited Partners agree to make additional Capital Contributions to the Partnership to fund their allocable share of the Capital Costs attributable to such Scheduled Operation. Thereafter, the General Partner shall provide the Limited Partners with such written and other information as the Limited Partners shall reasonably request with respect to such Scheduled Operation. The Limited Partners shall give the General Partner notice of whether or not they elect to make the requested additional Capital Contributions to the Partnership with respect to the Scheduled Operation within 15 days after receipt of the later of the above notice or receipt by the Limited Partners of the information described in the immediately preceding sentence. Failure of the Limited Partners to give such notice within the aforementioned time period shall be deemed an election on the part of the Limited Partners not to make the requested additional Capital Contributions. Any Scheduled Operation contemplated by a Development Plan with respect to which the Limited Partners have agreed to make an additional Capital Contribution pursuant to this SECTION
3.4 shall be herein called a "COMMITTED OPERATION". An agreement of the Limited Partners to make Capital Contributions to the Partnership to fund their allocable shares of the Capital Costs attributable to a Committed Operation (in this Section, a "FUNDING AGREEMENT"), shall also be deemed to constitute the agreement of the Limited Partners to fund their allocable share of that portion of the Additional Placement Fee described in CLAUSE (B) of the definition thereof associated with such funding agreement.

        SECTION 3.5. FURTHER OPTIONAL ADDITIONAL CAPITAL CONTRIBUTIONS OF LIMITED PARTNERS.

        (a) With respect to each Development Plan, the General Partner may request (exclusive of a request made pursuant to SECTIONS 3.3 and 3.4 and subject to the limitations described below) additional Capital Contributions from each Limited Partner to be used exclusively for the payment of its allocated share (pursuant to SECTION
4.1) of (i) Capital Costs of the type described in CLAUSE (A) of the definition thereof, (ii) Capital Costs of the type described in CLAUSE (B) of the definition thereof, (iii) Capital Costs of the type described in CLAUSE (C) of the definition thereof, (iv) Capital Costs of the type described in CLAUSE (D) of the definition thereof, (v) Capital Costs of the type described in CLAUSE (E) of the definition thereof, (vi) Capital Costs of the type described in CLAUSE
(F) of the definition thereof, (vii) Acquisition Costs under the circumstances described in SECTION 5.2, and (viii) cost overruns associated with any of the operations or projects with respect to which a Limited Partner has previously agreed to make Capital Contributions to the Partnership hereunder. Each of the categories of expenditures described in CLAUSES (I), (II), (III), (IV), (V),
(VI), (VII) and (VIII) of this SECTION 3.5(A) may include such contingent amounts as the General Partner in good faith shall determine to be appropriate under the circumstances.

        (b) Requests for additional Capital Contributions pursuant to this
SECTION 3.5 shall be made by the General Partner and agreed to by each Limited Partner separately with respect to each operation or acquisition included in any given category of expenditures as specified in SUBSECTION (A) above. Requests pursuant to this SECTION 3.5 shall not be made more often than quarterly each year (i) except for requests pursuant to either CLAUSE (VII) or CLAUSE (VIII) of SUBSECTION (A) above or (ii) unless an emergency or some other urgent need for funds exist outside of the reasonable control of the General Partner. Payments of any additional Capital Contributions agreed to be made by a Limited Partner pursuant to this SECTION 3.5 shall be requested by the General Partner and made by such Limited Partner in the manner provided for in SECTION 3.7(B).

        (c) Notice of any request for additional Capital Contributions made by the General Partner shall be in writing and sent to each Limited Partner at its address as provided in SECTION 12.1. With respect to the category of costs described in CLAUSES (I), (II), (III), (IV), (V) and (VI) of SECTION 3.5(A), each request shall cover all of the Capital Costs intended to be incurred during the next three months (and with respect to any Partnership well or Enhanced Recovery Operation or facility, the costs estimated to be incurred in connection with such well or operation or facility). With respect to the category of costs described in CLAUSE (VII) of SECTION 3.5(A), each request shall contain the information specified in SECTION 5.2. With respect to the category of costs described in CLAUSE (VIII) of SECTION 3.5(A), each request shall cover the reasonably anticipated overruns associated with conducting the Partnership operation. Each such request shall also set forth (i) the date by which the Limited Partner must elect in writing to make the requested additional Capital Contributions, which date shall not be less than 30 days from the date the General Partner mails or sends such request, unless a shorter period is provided to the General Partner under any applicable "authority for expenditure", in which event such shorter period shall also be applicable to the election period of the Limited Partner (provided that in no event shall such shorter period be less than 15 days), (ii) the purpose or purposes for which the proceeds of the requested additional Capital Contributions are to be used, (iii) to the extent practicable, a summary of the pertinent geological data relating to each well or operation with respect to which the proceeds that are requested are to be expended and financial projections with respect to the expenditure of such additional Capital

Contributions and the revenue projected to be received therefrom and (iv) a summary of the action that the General Partner anticipates it will take under
SECTION 3.5(D) and any applicable operating agreement if the Limited Partner does not elect to make such requested additional Capital Contributions. In connection with any request pertaining to an Enhanced Recovery Operation, the General Partner shall endeavor to confine such request to the extent possible in accordance with generally accepted industry standards to those matters or items which should be conducted in conjunction with each other. Thereafter, the General Partner shall promptly furnish to each Limited Partner such additional information concerning the use and application of the requested additional Capital Contributions as such Limited Partner shall reasonably request. In the event a Limited Partner does not elect to pay all of the categories of requested additional Capital Contributions (or operations or acquisitions within a given category), it may elect to pay all of the Capital Contributions requested to be used for any of the remaining categories of costs designated in the General Partner's request as provided above (or, as to a given category, the costs associated with any other operation or acquisition within such category). The General Partner shall not use any Capital Contributions received from a Limited Partner pursuant to this SECTION 3.5 and designated for payment of one category of costs (or an operation or acquisition within such category) to pay any other category of costs (or other operations or acquisitions within such category).

        SECTION 3.6. OPTIONS IF LIMITED PARTNERS DECLINE TO MAKE OPTIONAL CAPITAL CONTRIBUTIONS.

        (a) If the Limited Partners decline to make additional Capital Contributions to the Partnership with respect to a proposed purchase of a Subject Property pursuant to SECTION 3.3, the General Partner or an Affiliate may purchase, retain or otherwise deal for its own account the Subject Property, and the Partnership (and the Limited Partners) shall have no further interest or rights under this Agreement in or to the Subject Property or any operations conducted thereon by the General Partner or such Affiliate).

        (b) If a Limited Partner declines to make any additional Capital Contributions requested by the General Partner or fails to give timely notice to the General Partner pursuant to a request for additional Capital Contributions made pursuant to either SECTION 3.4 or SECTION 3.5(A), the General Partner shall, subject to SUBSECTION (C) below, take the action specified in PARAGRAPHS
(1) and (2) below with respect to each Lease, Partnership well, Enhanced Recovery Operation or other operation or project to which the request pertains, if appropriate:

               (1) With respect to the acquisition of Leases pursuant to SECTION 5.2, the General Partner or its Affiliates may purchase or retain for its or their own account the Leases not acquired by the Partnership.

               (2) The General Partner may take such other actions as may be mutually agreed upon by the Partners.

        (c) If a Limited Partner (for purposes of this SUBSECTION (E), a "NON-ELECTING LP") declines to make any additional Capital Contributions requested by the General Partner or fails to give timely notice to the General Partner in accordance with SECTION 3.5 with respect to the category of expenditures described in CLAUSE (VIII) of SECTION 3.5(A), the General Partner may elect (i) to take the action specified in PARAGRAPH (2) of SECTION 3.6(B) with respect to each Partnership well, Enhanced Recovery Operation or other operation or project to which the request pertains or (ii) to advance to the Partnership on behalf of such non-electing LP the amount of the requested additional Capital Contribution (which advance shall bear interest on the principal amount outstanding from time to time at a rate of 10% per annum, shall be nonrecourse to such non-electing LP and shall be repaid to the General Partner from the Designated Percentage (as defined below) of the cash distributions that would otherwise be made to such non-electing LP from the well, operation or project to which the request pertains (which cash distributions shall be applied first to accrued interest and second to the principal amount outstanding from time to time)). As used in this preceding sentence, "DESIGNATED PERCENTAGE" shall mean a percentage equal to X divided by Y, where "X" is the amount of the costs of the well, operation, or project attributable to the non-electing LP and funded by the General Partner, and where "Y" is the total amount of the costs of the well, operation or project attributable to the non-electing LP. Notwithstanding the foregoing or anything else herein to the contrary, however, a Limited Partner shall not, in connection with the repayment to the General Partner of the amount advanced by it pursuant to this SUBSECTION (E), forfeit any interest it has in revenues from Partnership wells or operations unrelated to such requested additional Capital Contribution or in revenues it would have otherwise received absent the well or operation to which such requested additional Capital Contribution pertains.

        (d) If, in connection with a request to the Limited Partners for Capital Contributions to fund their share hereunder of Capital Overrun Costs, the General Partner notifies the Limited Partners that it is unable to fund its share hereunder of such costs, the Limited Partners shall have the right to make the Capital Contributions the General Partner would otherwise be required to make to fund such costs, subject to SECTIONS 4.1 and 4.2.

        SECTION 3.7. REDUCED CAPITAL CONTRIBUTIONS OF LIMITED PARTNER. In the event the Partnership or the General Partner properly retains (in accordance with SECTION 4.4) a portion of a Limited Partner's share of Partnership revenues for the purpose of paying any Capital Costs, Acquisition Costs, or Capital Overrun Costs allocated to such Limited Partner hereunder, the amount so retained and not distributed shall reduce on a dollar for dollar basis the amount of Capital Contributions such Limited Partner is required to thereafter make.

        SECTION 3.8.  PAYMENTS OF CAPITAL CONTRIBUTIONS.

        (a) The Limited Partners shall pay the Capital Contributions agreed to be made by them pursuant to SECTION 3.3 on the closing date of the purchase of the Subject Property with respect to which such Capital Contributions pertain or on such date or dates as shall be mutually agreed upon by the Partners in good faith.

        (b) Except as otherwise provided in SUBSECTION (A) above, each Limited Partner shall pay its Capital Contributions monthly upon request by the General Partner in such amounts as are required to pay its share of all costs and expenses properly allocated to it hereunder. The General Partner may request on a monthly basis additional payments of the Capital Contributions elected or agreed to be made by a Limited Partner for such Limited Partner's share of all costs and expenses estimated to have been and/or to be incurred by the Partnership during that calendar month except those for which advances have previously been made or for which payment will be made from another source. Each monthly request for payment shall be adjusted to the extent a Limited Partner's cumulative share of actual Partnership disbursements for the preceding calendar month's costs and expenses is either greater or less than the amounts previously contributed by such Limited Partner for such purpose. Any request from the General Partner to a Limited Partner for payment by such Limited Partner of Capital Contributions shall be in writing and shall set forth (i) the type, nature or items of Partnership costs or expenses for which such payment will be used by the Partnership, including invoices, cancelled checks and other similar items requested for each expense item if previously incurred, (ii) the net amount of the Capital Contributions to be paid by such Limited Partner and (iii) the date by which payment of such Capital Contributions shall be received, which shall not be less than ten business days from the date the notice is received by such Limited Partner.

        (c) Payments by each Limited Partner of its Capital Contributions shall be made by wire transfer of funds to the Partnership's account as designated by the General Partner by notice to such Limited Partner pursuant to SECTION 12.1.

        SECTION 3.9. NON-PAYMENT OF CAPITAL CONTRIBUTIONS. The Partnership shall have the right to pursue any remedy existing at law or in equity for the collection of the unpaid amount of the Capital Contributions agreed to be made in SECTIONS 3.1 and 3.2 or hereafter elected or agreed to be made in accordance with SECTIONS 3.3, 3.4 and 3.5, including the prosecution of a suit against a defaulting Partner. Notwithstanding anything in this ARTICLE III or elsewhere herein to the contrary, in no event shall any Limited Partner have any obligation to make a Capital Contribution to the Partnership except to the extent that it has agreed to make a Capital Contribution to the Partnership pursuant to SECTION 3.3, SECTION 3.4 or SECTION 3.5 (and provided all conditions precedent to an agreement to make such Capital Contribution have been satisfied).

        SECTION 3.10. INTEREST ON AND RETURN OF CAPITAL CONTRIBUTIONS. No interest shall accrue on any contributions to the capital of the Partnership; and no Partner shall have the right to withdraw or be repaid any capital contributed by such Partner (a) except as provided in SECTION 10.3 and (b) in the instance of a return of cash funds due to a post-closing adjustment to the amount of the Acquisition Costs to be paid by the Partnership to a seller of Leases (in which event the General Partner shall cause the Partnership to refund immediately to each Limited Partner and itself its allocable share of such funds, which share shall be determined by reference to SECTION 4.1(C), as applicable). All interest which accrues on Partnership funds shall be allocated and credited to the Partners in accordance with SECTION 4.2.

        SECTION 3.11. LIMITED PARTNER'S SHARE OF CAPITAL CONTRIBUTIONS. With respect to any requested additional Capital Contributions pursuant to SECTIONS 3.3, 3.4 and 3.5), each Limited Partner's several share of such Capital Contributions shall be as follows: (i) Energy PLC, 25%; and (ii) EnCap LP, 75%.

                                   ARTICLE IV

                          ALLOCATIONS AND DISTRIBUTIONS

        SECTION 4.1. ALLOCATION OF COSTS AND EXPENSES. All costs and expenses of the Partnership attributable to Partnership operations prior to the date hereof shall be allocated and charged to the Partners as provided in the Original Agreement. All costs and expenses of the Partnership attributable to Partnership operations on or after the date hereof shall be allocated and charged to the Partners as follows:

        (a) Catastrophe Costs shall be allocated 100% to the General Partner.

        (b) Amendment Costs and Additional Placement Fees shall be allocated 100% to the Limited Partners.

        (c) Capital Overrun Costs shall be allocated 70% to the General Partner and 30% to the Limited Partners.

        (d) Acquisition Costs shall be allocated 15% to the General Partner and 85% to the Limited Partners.

        (e) All other costs and expenses of the Partnership not specifically allocated above shall be allocated (i) 15% to the General Partner and 85% to the Limited Partners prior to Payout No. 1, (ii) 45% to the General Partner and 55% to the Limited Partners after Payout No. 1 but prior to Payout No. 2 and (iii) 70% to the General Partner and 30% to the Limited Partners after Payout No. 2; provided, however, that if, pursuant to SECTION 4.2(E), an adjustment is made to the allocation of revenues between the General Partner and the Limited Partners, a corresponding adjustment to the allocation of costs described in this SUBSECTION (E) shall be made as between the General Partner and the Limited Partners; and provided, further, that if, pursuant to SECTION 4.2(F), an adjustment is made to the allocation of revenues between the General Partner and the Limited Partners, a corresponding adjustment to the allocation of costs described in this SUBSECTION (E) shall be made as between the General Partner and the Limited Partners.

        SECTION 4.2. ALLOCATION OF REVENUES. All revenues of the Partnership (which shall not include Capital Contributions and loans to the Partnership) attributable to Partnership operations prior to the date hereof shall be allocated and credited to the Partners as provided in the Original Agreement. All revenues of the Partnership (which shall not include Capital

Contributions and loans to the Partnership) attributable to Partnership operations on or after the date hereof shall be allocated and credited to the Partners as follows:

        (a) Insurance proceeds, to the extent not otherwise expended by the Partnership to preserve and protect Partnership property in the event of an accident or other occurrence or to pay Partnership liabilities or other obligations arising from an accident or other occurrence, shall be allocated between the Partners in the same manner as revenues from the sale of the property to which such insurance proceeds relate would be allocated under this
SECTION 4.2.

        (b) All revenues used to repay any principal, interest or other amounts owing with respect to any Partnership borrowings or indebtedness shall be allocated to the Partners in the same proportions as the costs and expenses paid with such borrowings or indebtedness were allocated to the Partners (and, with respect to any indebtedness to which any property acquired by the Partnership is subject at the time of its acquisition, in the same proportions as costs are allocated under SECTION 4.1(F) at the time such property is acquired by the Partnership).

        (c) After making the allocation provided for in SECTION 4.2(B) and taking into account the revenues allocated therein, all additional revenues resulting from the sale or other disposition of Depletable Property (as defined in SECTION 4.3(B)) shall be allocated, to the extent such revenues constitute a recovery of Simulated Basis of such property, to the Partners in the same percentages as the costs of the property sold were allocated up to an amount equal to each Partner's share of the Partnership's Simulated Basis in such property at the time of such sale. Thereafter, revenues resulting from any such sale or disposition shall be allocated to the Partners in a manner which will cause the aggregate of all revenues allocated to the Partners from such sale or disposition and all prior sales or other dispositions of Depletable Property (to the extent possible and subject to, and taking into account, the other subsections (as applicable) referenced in SUBSECTION (D) of this SECTION 4.2) to equal the amounts which would have been allocated under SUBSECTION (D) of this
SECTION 4.2 in the absence of this SUBSECTION (C).

        (d) Subject to SUBSECTION (E) or SUBSECTION (F) below (as applicable), all other revenues of the Partnership not specifically allocated above shall be allocated (i) 15% to the General Partner and 85% to the Limited Partners prior to Payout No. 1, (ii) 45% to the General Partner and 55% to the Limited Partners after Payout No. 1 but prior to Payout No. 2 and (iii) 70% to the General Partner and 30% to the Limited Partners after Payout No. 2.

        (e) Notwithstanding SUBSECTION (D) above, if the Limited Partners fund the General Partner's share of any Capital Overrun Costs (the amount so funded in this SUBSECTION (E) being called the "AGGREGATE AMOUNT"), the Limited Partners' LP Allocable Share (as defined below) (i) shall be permanently increased by an amount equal to 10 percentage points (and the General Partner's GP Allocable Share (as defined below) shall be correspondingly permanently decreased) as of the date on which the Limited Partners initially fund the Aggregate Amount (in this SUBSECTION (E), the "INITIAL FUNDING DATE") and (ii) shall be further permanently increased by an amount equal to ten percentage points (and the General Partner's GP Allocable

Share shall be correspondingly permanently decreased) upon the expiration of a three-month period commencing with the Initial Funding Date (and upon the expiration of each successive three-month period thereafter); provided, that additional permanent increase(s) (and corresponding permanent decrease(s)) shall cease when (x) the General Partner contributes cash to the Partnership in an amount equal to the Aggregate Amount and (y) the Partnership distributes such cash to the Limited Partners (the date on which such distribution occurs in this SUBSECTION (E) being called the "DISTRIBUTION DATE"); provided, further, that without limiting the foregoing (and subject to the Limited Partners thereafter funding any additional Capital Overrun Costs), the Limited Partner's LP Allocable Share shall remain the percentage amount as revised to the Distribution Date and the General Partner's GP Allocable Share shall remain the percentage amount as revised to the Distribution Date; provided, further, that notwithstanding any adjustment pursuant to this SUBSECTION (E), the General Partner's GP Allocable Share shall not be less than 1%. As used in this SUBSECTION (E), "LP ALLOCABLE SHARE" shall mean the Limited Partners' percentage share of Partnership revenues specified in CLAUSES (I), (II) and (III) of SUBSECTION (D) above. As used herein, "GP ALLOCABLE SHARE" shall mean the General Partner's percentage share of Partnership revenues specified in CLAUSES
(I), (II) and (III) of SUBSECTION (D) above.

        (f) Notwithstanding SUBSECTION (D) above or anything else herein to the contrary, if at any time the Proved Producing Investment Coverage is less than
1.25 to 1, then, from and after the effective date of the Engineering Report upon which the computation of the Proved Producing Investment Coverage is based, all revenues of the type described in SUBSECTION (D) above shall be adjusted from time to time as determined by the Limited Partners so as to increase the Limited Partners' share thereof (and to correspondingly decrease the General Partner's share thereof) (provided that the General Partner shall be allocated not less than 1% of such revenues and the Limited Partners shall be allocated no more than 99% of such revenues) until the point that the Proved Producing Investment Coverage is equal to or greater than the ratio of 1.25 to 1 (which point shall be the effective date of a subsequent Engineering Report that establishes that the Proved Producing Investment Coverage is equal to or greater than 1.25 to 1, and at which point all revenues of the type described in SUBSECTION (D) above shall be allocated as provided in SUBSECTION (D) above). An adjustment to the allocation of revenues made pursuant to the first sentence of this SUBSECTION (F) shall be herein called a "REVENUE ALLOCATION ADJUSTMENT".

        (g) Notwithstanding SUBSECTION (C) above, SECTION 10.3 or anything else herein to the contrary, if, (i) a Revenue Allocation Adjustment is effected and
(ii) during the time the Revenue Allocation Adjustment is in effect all or a portion of the properties of the Partnership are sold or otherwise disposed of, the revenues from any such sale shall be allocated (A) 1% to the General Partner and 99% to the Limited Partners until Payout No. 2 and (B) thereafter as provided in CLAUSE (IV) of SUBSECTION (D) above (subject, however, to any modifications of the percentages in such clause pursuant to SUBSECTION (E)).

        SECTION 4.3. INCOME TAX ALLOCATIONS. Except as otherwise provided herein, for purposes of any applicable federal, state or local income tax law, rule or regulation items of income, gain, deduction, loss, credit and amount realized shall be hereafter allocated to the Partners as follows:

        (a) Income from the sale of oil or gas production (and any credits under Section 29 of the Internal Revenue Code with respect thereto) shall be allocated in the same manner as revenue therefrom is allocated and credited pursuant to
SECTION 4.2.

        (b) Cost and percentage depletion deductions and the gain or loss on the sale or other disposition of property the production from which is subject to depletion (herein sometimes called "DEPLETABLE PROPERTY") shall be computed separately by the Partners rather than the Partnership. For purposes of Section 613A(c)(7)(D) of the Internal Revenue Code, the Partnership's adjusted basis in each Depletable Property shall be allocated in proportion to each Partner's respective share of the costs and expenses which entered into the Partnership's adjusted basis for such Depletable Property. The amount realized on the sale or other disposition of each Depletable Property shall be allocated to the Partners in proportion to each Partner's respective share of the revenue from the sale or other disposition of such property provided for in SECTION 4.2. For purposes of allocating amounts realized upon any such sale or disposition which are deemed to be received for federal income tax purposes and are attributable to Partnership indebtedness or indebtedness to which the Depletable Property is subject at the time of such sale or disposition, such amounts shall be allocated in the same manner as Partnership revenues used for the repayment of such indebtedness would have been allocated under SECTION 4.2(B).

        (c) Items of deduction, loss and credit not specifically provided for above (other than loss from the sale or other disposition of Depletable Property), shall be allocated to the Partners in the same manner that the costs and expenses of the Partnership that gave rise to such items of deduction, loss and credit were allocated pursuant to SECTION 4.1.

        (d) Gain from the sale or other disposition of Partnership property that is not specifically provided for above shall be allocated to the Partners in a manner which reflects each Partner's allocable share of the revenue from the sale of the Partnership property provided for in SECTION 4.2, and loss from the sale or other disposition of Partnership property that is not specifically provided for above shall be allocated to the Partners in a manner which reflects each Partner's allocable share of the costs and expenses of the Partnership property provided for in SECTION 4.1.

        (e) All recapture of income tax deductions resulting from the sale or other disposition of Partnership property shall, to the maximum extent possible, be allocated to the Partner to whom the deduction that gave rise to such recapture was allocated hereunder to the extent that such Partner is allocated any gain from the sale or other disposition of such property.

        (f) Any other items of Partnership income or gain not specifically provided for above shall be allocated in the same manner as the revenue that resulted in such income or gain is allocated and credited pursuant to SECTION 4.2.

        (g) Notwithstanding any of the foregoing provisions of this SECTION 4.3 to the contrary:

               (i) If during any fiscal year of the Partnership there is a net increase in Minimum Gain attributable to a Partner Nonrecourse Debt that gives rise to Partner Nonrecourse Deductions, each Partner bearing the economic risk of loss for such Partner Nonrecourse Debt shall be allocated items of Partnership deductions and losses for such year (consisting first of cost recovery or depreciation deductions with respect to property that is subject to such Partner Nonrecourse Debt and then, if necessary, a pro rata portion of the Partnership's other items of deductions and losses, with any remainder being treated as an increase in Minimum Gain attributable to Partner Nonrecourse Debt in the subsequent year) equal to such Partner's share of Partner Nonrecourse Deductions, as determined in accordance with applicable Treasury Regulations.

               (ii) If for any fiscal year of the Partnership there is a net decrease in Minimum Gain attributable to Partnership Nonrecourse Liabilities, each Partner shall be allocated items of Partnership income and gain for such year (consisting first of gain recognized, including Simulated Gain, from the disposition of Partnership property subject to one or more Partnership Nonrecourse Liabilities and then, if necessary, a pro rata portion of the Partnership's other items of income and gain for that year, and if necessary, for subsequent years) equal to such Partner's share of such net decrease (except to the extent such Partner's share of such net decrease is caused by a change in debt structure with such Partner commencing to bear the economic risk of loss as to all or part of any Partnership Nonrecourse Liability or by such Partner contributing capital to the Partnership that the Partnership uses to repay a Partnership Nonrecourse Liability), as determined in accordance with applicable Treasury Regulations.

               (iii) If for any fiscal year of the Partnership there is a net decrease in Minimum Gain attributable to a Partner Nonrecourse Debt, each Partner bearing the economic risk of loss for such Partner Nonrecourse Debt shall be allocated items of Partnership income and gain for such year (consisting first of gain recognized, including Simulated Gain, from the disposition of Partnership property subject to Partner Nonrecourse Debt, and then, if necessary, a pro rata portion of the Partnership's other items of income and gain, and if necessary, for subsequent years) equal to such Partner's share of such net decrease (except to the extent such Partner's share of such net decrease is caused by a change in debt structure or by the Partnership's use of capital contributed by such Partner to repay Partner Nonrecourse Debt) as determined in accordance with applicable Treasury Regulations.

        (h) The General Partner shall use all reasonable efforts to prevent any allocation or distribution from causing a negative balance in the Limited Partner's Adjusted Capital Account. Consistent therewith, and notwithstanding any of the foregoing provisions of this SECTION 4.3 to the contrary, if for any fiscal year of the Partnership the allocation of any loss or deduction (net of any income or gain) to any Partner would cause or increase a negative balance in such Partner's Adjusted Capital Account as of the end of such fiscal year (a "DEFICIT PARTNER") after taking into account the provisions of SUBSECTION (G) of this SECTION 4.3, only the amount of such loss or deduction that reduces the balance to zero shall be allocated to such Deficit Partner and the remaining loss or deduction shall be allocated to the Partners whose Adjusted Capital Accounts have a positive balance remaining at such time (the "POSITIVE PARTNERS") in proportion to such positive balances. After any such allocation, any Partnership income or gain (including Simulated Gain) that would otherwise be allocated to the Deficit Partner shall be allocated instead to the Positive Partners up to an amount equal to the Partnership loss or deduction allocated to the Positive Partners under the preceding sentence; provided, however, that no allocation of income, gain or amount realized shall be made under this sentence if the effect of such allocation would be to cause the Adjusted Capital Account of a Deficit Partner to be less than zero. If, after taking into account the allocation in the first sentence of this SECTION 4.3(H), the Adjusted Capital Account balance of a Deficit Partner remains less than zero at the end of a fiscal year, a pro rata portion of each item of Partnership income or gain (including Simulated Gain) otherwise allocable to the Positive Partners for such fiscal year (or if there is no such income or gain allocable to the Positive Partners for such fiscal year, all such income or gain (including Simulated
Gain) so allocable in the succeeding fiscal year or years) shall be allocated to the Deficit Partner in an amount necessary to cause its Adjusted Capital Account balance to equal zero; provided that if there is more than one Deficit Partner, such income or gain shall be allocated to all Deficit Partners in proportion to their negative Adjusted Capital Accounts; and provided further that no allocation under this sentence shall have the effect of causing any Positive Partner's Adjusted Capital Account to be less than zero. After any such allocation, any Partnership gain (including Simulated Gain) resulting from the sale or other disposition of Partnership property that would otherwise be allocated to a Deficit Partner for any fiscal year under this SECTION 4.3 shall be allocated instead to the Positive Partners until the amount of gain so allocated equals the amount of gain previously allocated to such Deficit Partner under the preceding sentence of this SECTION 4.3(H); provided, however, that no allocation of gain shall be made under this sentence if the effect of such allocation would be to cause the Adjusted Capital Account of a Deficit Partner to be less than zero.

        (i) Notwithstanding anything to the contrary herein, in accordance with
SECTION 704(C) of the Internal Revenue Code and the Treasury Regulations thereunder, income, gain, loss and deductions with respect to any property contributed to the Partnership or with respect to which a revaluation pursuant to Treasury Regulation ss. 1.704-1(b)(2)(iv)(f) has occurred shall, solely for federal income tax purposes, be allocated among the Partners in a manner to take into account any variation between the adjusted tax basis of such property to the Partnership and its fair market value. In making such allocations, the General Partner shall use the traditional method with curative allocations as set forth in Treasury Regulation ss.

1.704-3(c) limited to similar items of depreciation deductions for depreciable assets and depletion deductions for depletable assets, unless otherwise agreed by all Partners.

        SECTION 4.4. DISTRIBUTIONS. From and after the date hereof, all cash funds of the Partnership (exclusive of Capital Contributions, any borrowed funds and any dry hole and bottom hole and similar contributions) which the General Partner reasonably determines are not needed for the payment of any existing or reasonably foreseeable (within 30 days) Partnership obligations and expenditures shall be distributed to the Partners on at least a monthly basis (commencing with the first month after the date hereof in which the Partnership receives revenues); provided, however, that notwithstanding the foregoing or any other provision contained in this Agreement, (a) unless a Limited Partner otherwise consents in writing or defaults in the payment of any Capital Contributions previously agreed to be made by it, the General Partner shall not be entitled to cause the Partnership to retain any of a Limited Partner's share of Partnership revenues for the purpose of paying (directly or indirectly) any Capital Costs, Acquisition Costs or Capital Overrun Costs and (b) the Partnership may retain such insurance proceeds and other amounts as the General Partner shall reasonably determine are necessary to pay Partnership liabilities and expenses upon the occurrence of an accident (E.G., a blowout), catastrophe or similar event (and to preserve or protect Partnership property in connection therewith) or to comply with all applicable environmental laws, ordinances, rules and regulations. All such cash funds of the Partnership shall be distributed to the Partners in the same respective percentages as the revenues to which such cash funds are attributable were allocated to the Partners pursuant to SECTION 4.2 (after deducting therefrom the costs and expenses charged to the Partnership pursuant to SECTION 4.1 and elsewhere herein); provided, however, that if Payout No. 1 or Payout No. 2 would occur, as applicable, as a result of a distribution of cash funds to the Limited Partners, such distribution shall be deemed to constitute two distributions: (i) the first distribution shall consist of the amount of cash funds necessary to cause Payout No.1 or Payout No.2, as applicable, to occur and (ii) the second distribution shall consist of the balance of the funds then distributed. The calculation of each monthly distribution shall be made pursuant to SECTION 8.2(D). Notwithstanding the foregoing or anything else herein to the contrary, the General Partner shall cause the Partnership to distribute to the Limited Partners 100% of the cash funds contributed to the Partnership pursuant to SECTION 3.1(C) immediately upon receipt of such funds by the Partnership. Payment of all distributions made by the Partnership to each Limited Partner shall be made by wire transfer of immediately available funds in accordance with such written instructions to the General Partner as may be provided by such Limited Partner from time to time. Nothing contained in this SECTION 4.4 shall relieve the General Partner from its obligation to bear 100% of Catastrophe Costs pursuant to SECTION 4.1(A).

        SECTION 4.5. ALLOCATION AMONG LIMITED PARTNERS. Subject to SECTION 3.3, all Partnership items of costs, expenses, deductions (other than depletion), credits, income, revenues, gain and loss (other than gain or loss from the sale or other disposition of Depletable Property) to be allocated, charged or credited to the Limited Partners shall be allocated, charged or credited to each Limited Partner as follows: 25% to Energy PLC and 75% to EnCap LP.

        SECTION 4.6. WITHHOLDING. The General Partner shall be entitled to withhold from distributions made to the Partners any taxes required to be withheld under applicable law. Amounts so withheld shall upon payment to the appropriate taxing authority be treated as distributions to the Partner for whose account the funds are withheld.

                                    ARTICLE V

                              PARTNERSHIP PROPERTY

        SECTION 5.1. TITLE TO PARTNERSHIP PROPERTY. All property owned by the Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property. The Partnership shall hold all of its assets in the name of the Partnership. The General Partner shall promptly take all such action as it shall deem necessary or appropriate, or as may be required by law, to perfect and preserve the ownership interest of the Partnership in all Leases, and (if requested by a Limited Partner) upon recordation of title to a Lease shall promptly supply such Limited Partner with a copy of such recorded title.

        SECTION 5.2. ACQUISITIONS OF ADDITIONAL INTERESTS IN THE SUBJECT LANDS. If the General Partner or an Affiliate thereof acquires (or proposes to acquire) an additional interest in the Subject Lands, the terms and provisions of this
SECTION 5.2 shall be operative. Specifically, upon the acquisition (or proposed acquisition) under the circumstances described above, the General Partner shall notify the Limited Partners, which notice shall (i) specify the additional interest the General Partner or its Affiliates have acquired (or propose to acquire) in the Subject Lands, (ii) specify the purchase price (or proposed purchase price), and (iii) include such other information as the General Partner deems material. Thereafter, the General Partner shall promptly furnish to the Limited Partners any additional information concerning the acquisition (or proposed acquisition) as a Limited Partner may reasonably request and which is in the possession of the General Partner or its Affiliates or can be obtained without undue effort or expense. Subject to SECTION 3.5, the Partnership shall acquire its pro rata shares of the additional interest of the General Partner and Affiliates in the Subject Lands (or, if applicable, which the General Partner and Affiliates propose to acquire). In connection with any acquisition of an interest by the Partnership pursuant to this SECTION 5.2, the General Partner or an Affiliate thereof shall not retain from or otherwise burden the interest assigned to the Partnership with any overriding royalty, net profits interest, carried interest, reversionary interest, production payment or other burden in favor of itself, its officers, directors or employees.

        SECTION 5.3.  LEASE SALES.

        (a) Subject to SUBSECTION (B) below and SECTION 6.2(D) and elsewhere herein, the General Partner may sell, farm-out, abandon or otherwise dispose of any Partnership Lease, on such terms as the General Partner deems reasonable and in the best interests of the Partnership and the Limited Partners.

        (b) Except as expressly permitted in SECTION 10.3, neither the General Partner or any of its Affiliates nor any of their employees shall acquire, directly or indirectly, any Lease (or any interest therein) from the Partnership.

        SECTION 5.4. SALES OF PRODUCTION. The General Partner shall have the right to cause the Partnership to sell any oil or gas produced by or for the account of the Partnership, including but not limited to crude oil, condensate, natural gas liquids and natural gas (including casinghead gas) which may be produced from or allocated to the Properties or any additional Leases acquired pursuant to the terms hereof, to such purchaser and on such terms and conditions as the General Partner shall determine to be in the best interest of the Partnership; provided, however, that all such sales shall be upon terms and conditions which are the best terms and conditions available as determined in good faith by the General Partner taking into account all relevant circumstances, including but not limited to, price, quality of production, access to markets, minimum purchase guarantees, identity of purchaser, and length of commitment. Notwithstanding anything to the contrary contained herein, neither the General Partner nor any of its Affiliates shall purchase any oil or gas produced by or for the account of the Partnership.

        SECTION 5.5. OPERATIONS ON PARTNERSHIP LEASES. To the extent possible, the General Partner or an Affiliate shall act as operator in connection with all operations on the Partnership's Leases and shall be entitled to receive for its account all compensation and reimbursement provided to an operator under the standard COPAS-1984-Onshore accounting procedure, provided that (a) the amounts charged to the Partnership by the General Partner or such Affiliate must in any event be no less favorable than those available from unrelated third parties in the area engaged in the business of rendering comparable services which could reasonably be made available to the Partnership, and (b) the salaries, wages and personal expenses of the General Partner's and Affiliates' technical employees or the cost of professional consultant services and contract services of technical personnel either (i) directly employed on a Lease or (ii) temporarily or permanently assigned to and directly employed in the operation of a Lease shall be deemed covered by the overhead rates. Notwithstanding the foregoing or anything else herein to the contrary, payments under this SECTION 5.6 shall terminate upon the occurrence of any of the events described in CLAUSES (A),
(B), (C) or (D) of the definition of "with cause" as set forth in SECTION 9.4 In no event shall the terms of any operating or similar agreement governing all or a portion of the Partnership's Leases vary or affect this Agreement or the duties and obligations of the General Partner hereunder (even if the terms of any such agreement should provide otherwise). The General Partner shall not substitute another party as operator or assign its obligations as operator with respect to any Partnership Lease where it acts as operator prior to the occurrence of Payout unless the Limited Partners so request in the event the General Partner is removed as such pursuant to SECTION 9.4 or the Limited Partners dissolve the Partnership pursuant to any of SUBSECTIONS (C), (E), (F),
(H) or (I) of SECTION 10.1 (and the General Partner agrees to use its best efforts to cause the person designated by the Limited Partners to be the successor operator).

                                   ARTICLE VI

                                   MANAGEMENT

        SECTION 6.1. POWER AND AUTHORITY OF GENERAL PARTNER. Except as provided in SECTIONS 6.2 and elsewhere in this Agreement and except as otherwise provided by applicable law, the General Partner shall have full and exclusive power and authority on behalf of the Partnership to manage, control, administer and operate the properties, business and affairs of the Partnership in accordance with this Agreement and to do or cause to be done any and all acts deemed by the General Partner to be necessary or appropriate thereto, and (except as aforesaid in this SECTION 6.1) the scope of such power and authority shall encompass all matters in any way connected with such business or incident thereto.

        SECTION 6.2. CERTAIN RESTRICTIONS ON GENERAL PARTNER'S POWER AND AUTHORITY. Notwithstanding any other provisions of this Agreement to the contrary, the General Partner shall not have the power or authority to, and shall not, do, perform or authorize any of the following without having received the prior written consent of the Limited Partners:

        (a) To borrow any money in the name or on behalf of the Partnership, or otherwise draw, make, execute and issue promissory notes and other negotiable or non-negotiable instruments and evidences of indebtedness, except that the General Partner may borrow money in the name and on behalf of the Partnership in such amounts as the General Partner shall reasonably determine are necessary to preserve and protect Partnership property upon the occurrence of an accident (E.G., a blowout), catastrophe or similar event or to comply with all applicable environmental laws, ordinances, rules and regulations;

        (b) To mortgage, pledge, assign in trust or otherwise encumber any Partnership property, or to assign any monies owing or to be owing to the Partnership, except to secure the payment of any borrowing permitted in SECTION 6.2(A) and except for customary liens contained in or arising under any operating agreements, construction contracts and similar agreements executed by or binding on the Partnership, provided that in no event shall the General Partner mortgage, pledge, assign in trust or otherwise encumber the Partnership's right to receive Capital Contributions from the Limited Partners;

        (c) To guarantee in the name or on behalf of the Partnership the payment of money or the performance of any contract or other obligation of any person except for responsibilities customarily assumed under operating agreements considered standard in the industry;

        (d) To sell, assign, farm-out, abandon or otherwise dispose of any Partnership Lease except such Leases or interests therein as the General Partner shall reasonably determine to be necessary to raise funds to pay Partnership liabilities and expenses (other than Catastrophe Costs) upon the occurrence of an accident, catastrophe or similar event (and to restore, preserve and protect Partnership property in connection therewith) or to comply with all applicable environmental laws, ordinances, rules and regulations;

        (e) To make any advance payments of compensation or other consideration to the General Partner or any of its Affiliates;

        (f) To bind or obligate the Partnership with respect to any matter outside the scope of the Partnership business;

        (g) To merge or consolidate the Partnership with any partnership or other person or entity, convert the Partnership to a general partnership or other entity or agree to an exchange of interests with any other person;

        (h) To use the Partnership name, credit or property for other than Partnership purposes;

        (i) To loan any Partnership funds to the General Partner or any of its Affiliates;

        (j)    To enter into any Hedging Transaction;

        (k) To acquire any Lease in violation of the terms of this Agreement;

        (l) To compromise or settle any lawsuit, administrative matter or other dispute where the amount the Partnership may recover or might be obligated to pay, as applicable, is in excess of $25,000 or to repair or replace Partnership property damaged or destroyed as a result of an accident or other occurrence when the Partnership's share of the costs of repair or replacement (either individually or in the aggregate) is equal to or in excess of $100,000;

        (m) To alter, supplement, modify or amend any Purchase Document in any material respect, waive any of the Partnership's rights or any of seller's duties thereunder in any material respect or make any material election or agreement thereunder;

        (n) To alter, supplement, modify or amend any Conveyance in any material respect, waive any of the Partnership's rights or any of assignor's duties thereunder in any material respect or make any material election or agreement thereunder;

        (o) To enter into any contract or agreement with the General Partner or any Affiliate for the rendering of services or the sale or lease of supplies (except that the foregoing shall not preclude the General Partner from serving as operator in accordance with SECTION 5.6); or

        (p) Except as expressly provided herein, to take any action with respect to the assets or property of the Partnership which would reasonably be expected to benefit the General Partner or any of its Affiliates to the detriment of the Limited Partners or the Partnership, including, among other things, utilization of funds of the Partnership as compensating balances for its own benefit.

        SECTION 6.3. DUTIES AND SERVICES OF GENERAL PARTNER. The General Partner shall comply in all respects with the terms of this Agreement and shall use its best efforts to cause its Affiliates to comply with the terms of this Agreement. In the conduct of the business and operations of the Partnership the General Partner shall cause the Partnership (a) to comply with the terms and provisions of all agreements to which the Partnership is a party or to which its properties are subject, (b) to comply with all applicable laws, ordinances or governmental rules and regulations to which the Partnership is subject (including, without limitation, all applicable federal, state and local environmental laws, ordinances, rules and regulations) and (c) to obtain and maintain all licenses, permits, franchises and other governmental authorizations necessary with respect to the ownership of Partnership properties and the conduct of Partnership business and operations. With respect to the maintenance, development and operation of the Properties and any additional Leases acquired pursuant to the terms hereof, the General Partner shall have the standard of care of a prudent and diligent operator. With respect to the Limited Partners and their interests in the Partnership, the General Partner shall have the duties set forth in
Section 4.04 of the Texas Revised Partnership Act and shall discharge such as provided in Section 4.04(d) of the Texas Revised Partnership Act, provided that
(i) the General Partner shall at all times act with integrity and in good faith and utilize its best efforts in all activities relating to the conduct of the business of the Partnership and in resolving conflicts of interest; (ii) during the existence of the Partnership, the General Partner shall devote such time and effort to the Partnership business and operations as shall be necessary to promote fully the interests of the Partnership and the mutual best interests of the Partners; however, it is specifically understood and agreed that the General Partner shall not be required to devote full time to Partnership business; and
(iii) subject to the other express provisions of this Agreement, each Limited Partner acknowledges that the General Partner currently engages in and possesses, and agrees that the General Partner may continue to engage in and possess, interests in other business ventures of any and every type and description, independently or with others, including without limitation the ownership, acquisition, exploration, development, operation and management of oil and gas properties, oil and gas drilling programs and partnerships similar to this Partnership, and (subject to the other express provisions of this Agreement) neither the Partnership nor any Limited Partner shall by virtue of this Agreement have any right, title or interest in or to such independent ventures. With respect to the maintenance and safekeeping of Partnership funds, the General Partner shall owe the Partnership and the Limited Partners a fiduciary duty. The General Partner covenants and agrees that it will at all times have available to it and the Partnership a professional staff and outside consultants which together will be reasonably adequate in size, experience and competency to discharge properly the duties and functions of the General Partner hereunder and under any applicable operating and other agreements, including without limitation, engineers, geologists and other technical personnel, accountants and secretarial and clerical personnel.

        SECTION 6.4. LIABILITY OF GENERAL PARTNER. The General Partner and its officers, employees and agents (all of such foregoing persons being herein called an "INDEMNITEE") shall not be liable, responsible or accountable in damages or otherwise to the Partnership or the Limited Partners for, and (subject to SECTION 6.5) the Partnership shall indemnify and save harmless the General Partner and each Indemnitee from any costs, expenses, losses or damages (including attorneys' fees and expenses, court costs, judgments and amounts paid in settlement) incurred by reason of its being General Partner or an Indemnitee, provided it has acted in good faith on behalf of the Partnership and the Limited Partners and in a manner reasonably believed by it to be within the scope of the authority granted to it by this Agreement and in the best interests of the Partnership, and provided further that (a) the General Partner or Indemnitee was not guilty of a material breach of this Agreement, gross negligence, willful or wanton misconduct or breach of fiduciary duty with respect to such acts or omissions, and (b) the satisfaction of any indemnification and any saving harmless shall be from and limited to Partnership assets (which shall be converted to cash to the extent necessary in a manner appropriate to protect the interests of all Partners) and not from any Capital Contributions to be made by the Limited Partners hereunder, and no Limited Partner shall have any personal liability on account thereof.

        SECTION 6.5. LIMITATIONS ON INDEMNIFICATION. The rights of the General Partner or an Indemnitee under SECTION 6.4 with respect to indemnification from the Partnership shall be subject to the provisions of Article 11 of the Act. Any indemnification under SECTION 6.4 shall be made by the Partnership only as permitted herein and, unless the General Partner or Indemnitee was wholly successful on the merits, only upon a determination by a court upon the request of the General Partner or by independent legal counsel selected by the General Partner and satisfactory to the Limited Partners in a written opinion that indemnification of the General Partner or Indemnitee is permitted (a) under the circumstances because it has met the applicable standard of conduct set forth in
SECTION 6.4 and (b) pursuant to Article 11 of the Act.

        SECTION 6.6.  COSTS, EXPENSES AND REIMBURSEMENT.

        (a) Subject to the other express provisions of this Agreement, all direct, third party out-of-pocket costs and expenses reasonably incurred in the Partnership's business shall be paid from Partnership funds, including without limitation costs of reports under SECTION 8.2, costs of obtaining audits of the Partnership's books and records, outside legal costs, general taxes and other direct, third party out-of-pocket costs and expenses of the Partnership.

        (b) Except as specifically provided in SECTION 5.6, this SECTION 6.6 and
SECTION 6.7, the General Partner and its Affiliates shall not be paid any fee, compensation or reimbursement or be entitled to or charge the Partnership for or on account of their services, services of their officers, employees or consultants, fees or compensation of those geologists, geophysicists and engineers who are employed or retained by them, office expense, overhead or any other general and administrative costs unless otherwise agreed to in writing by the Limited Partners.

        SECTION 6.7. AMENDMENT COSTS. The Partnership from time to time shall pay directly or shall reimburse the General Partner and the Limited Partners for any payment by them of the following fees and expenses in connection with the organization of the Partnership

("AMENDMENT COSTS"): (a) all reasonable fees and expenses incurred by them (including fees for outside legal services) in connection with the preparation and filing of all certificates, opinions and documents required pursuant to SECTIONS 1.2 and 1.6, (b) all reasonable fees and expenses incurred by the Limited Partners in obtaining reports of outside consultants and advisors relating to the determination of appropriate insurance coverage for the Partnership, and (c) all reasonable fees and expenses of legal counsel to the Limited Partners in connection with the negotiation, preparation and execution of the A&D Agreement, the Co-Sale Agreement, this Agreement and all related documents.

        SECTION 6.8. INSURANCE. The General Partner shall cause the Partnership to obtain (and maintain during the entire term of the Partnership), or the General Partner shall carry for the benefit of the Partnership, insurance coverage in such amounts, with provisions for such deductible amounts and for such purposes as specified in EXHIBIT 6.8 attached hereto. Where appropriate, the General Partner may include the Partnership or the Limited Partners as additional insureds on any policies otherwise carried by the General Partner and the costs thereof shall be allocated to the Partnership on a basis mutually agreed upon in writing by the General Partner and the Limited Partners from time to time. The General Partner shall furnish to the Limited Partners (a) within 10 days after the end of each calendar year, certified copies of all the policies constituting the insurance coverage agreed upon pursuant to this SECTION 6.8 and
(b) within 10 days after their issuance or amendment, certified copies of any new policies issued, or existing policies amended, during any calendar year. The General Partner shall use its best efforts to cause all the policies constituting the insurance coverage agreed upon pursuant to this SECTION 6.8 to be endorsed to preclude cancellation or reduction of coverage except upon 30-days' written notice to the Limited Partners. In the event the insurance coverage agreed upon by the General Partner and the Limited Partners pursuant to this SECTION 6.8 is or becomes unavailable on the market, the General Partner shall immediately notify the Limited Partners of such fact and shall use its best efforts to obtain the maximum coverage of the type of insurance involved available on the market. The cost of all such insurance coverage shall be charged to the Partnership as a Partnership expense.

        SECTION 6.9.  TAX ELECTIONS.

        (a) The General Partner shall make the following elections on behalf of the Partnership:

               (i) To elect, in accordance with Section 263(c) of the Internal Revenue Code and applicable regulations and comparable state law provisions, to deduct as an expense all intangible drilling and development costs with respect to productive and non-productive wells and the preparation of wells for the production of oil or gas;

               (ii) To elect the calendar year as the Partnership's fiscal year if permitted by applicable

               (iii) To elect the accrual method of accounting;

               (iv) If requested by a Partner and at such Partner's expense, to elect, in accordance with Sections 734, 743 and 754 of the Internal Revenue Code and applicable regulations and comparable state law provisions, to adjust basis in the event any Partnership interest is transferred in accordance with this Agreement or any Partnership property is distributed to any Partner;

               (v) To elect to treat all organizational and start-up costs of the Partnership as deferred expenses amortizable over 60 months under Sections 195 and 709 of the Internal Revenue Code; and

               (vi) To elect with respect to such other federal, state and local tax matters as the General Partner and the Limited Partners shall agree upon from time to time.

        (b) The Partners agree to classify the Partnership as a partnership for federal income tax purposes. Neither the Partnership, the General Partner nor any Limited Partner shall file an election to classify the Partnership as an association taxable as a corporation for federal income tax purposes.

        SECTION 6.10. TAX RETURNS. The General Partner shall prepare and timely file all federal, state and local income and other tax returns and reports as may be required as a result of the business of the Partnership, which returns shall be signed by the independent certified public accountants of the Partnership. Not less than 30 days prior to the date (as extended) on which the Partnership intends to file its federal income tax return or any state income tax return, the return proposed to be filed by the General Partner shall be furnished to the Limited Partners for review and comments. In addition, not more than 10 days after the date on which the Partnership actually files its federal income tax return or any state income tax return, a copy of the return so filed by the General Partner shall be furnished to the Limited Partners. The General Partner shall be designated the tax matters partner under Section 6231 of the Internal Revenue Code and shall promptly notify the Limited Partners if any tax return or report of the Partnership is audited or if any adjustments are proposed by any governmental body. In addition, the General Partner shall promptly furnish to the Limited Partners all notices concerning administrative or judicial proceedings relating to federal income tax matters as required under the Internal Revenue Code. During the pendency of any such administrative or judicial proceeding, the General Partner shall furnish to the Limited Partners periodic reports, not less often than monthly, concerning the status of any such proceeding. Without the consent of the Limited Partners, the General Partner shall not extend the statute of limitations, file a request for administrative adjustment, file suit concerning any tax refund or deficiency relating to any Partnership administrative adjustment or enter into any settlement agreement relating to any Partnership item of income, gain, loss, deduction or credit for any fiscal year of the Partnership.

        SECTION 6.11. APPOINTMENT OF TRUSTEE TO RECEIVE PAYMENTS. The Limited Partners may cause the Partnership at the Partnership's expense to assign the Partnership's right to receive revenues to a trustee named by the Limited Partners (a) if the General Partner has committed fraud, willful or intentional misconduct or gross negligence in the performance of its duties hereunder, (b) if the General Partner is in default in the performance or observation of any material agreement, covenant, term, condition or obligation hereunder, (c) if a representation or warranty made by the General Partner herein or by the General Partner or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in a material respect on the date as of which made, or (d) upon the occurrence of any of the events described in either Section 4.02(a)(4) or in
Section 4.02(a)(5) of the Act (except that with respect to Section 4.02(a)(5) the operative number of days shall be 60 instead of those set forth in such Section). Such trustee shall receive and hold Partnership revenues for the benefit of all the Partners, but shall not have the rights of the General Partner hereunder. The trustee's sole right and responsibility shall be to receive Partnership funds and disburse them in accordance with the other provisions of this Agreement. In the event a trustee is appointed pursuant to this SECTION 6.11 and the default is cured or the action or event under or with respect to the bankruptcy law is completely dismissed or eliminated, the General Partner and the Limited Partners shall, at the request of either the General Partner or the Limited Partners, cause the trustee to be discharged at the Partnership's expense; provided that in the judgment of the Limited Partners, their interest under this Agreement will not be adversely affected by any such discharge.

                                   ARTICLE VII

                    RIGHTS AND OBLIGATIONS OF LIMITED PARTNER

        SECTION 7.1. RIGHTS OF LIMITED PARTNER. In addition to the other rights specifically set forth herein or by non-waivable provisions of applicable law, each Limited Partner shall have the right to: (a) have the Partnership books and records (including without limitation those required in Section 1.07 of the Act) kept at the principal United States office of the Partnership and at all reasonable times to inspect and copy any of them, (b) have on demand true and full information of all things affecting the Partnership and a formal account of Partnership affairs whenever circumstances render it just and reasonable, (c) have dissolution and winding up by decree of court as provided for in the Act and (d) exercise all rights of a limited partner under the Act (except to the extent otherwise specifically provided for herein).

        SECTION 7.2. LIMITATIONS ON LIMITED PARTNER. No Limited Partner shall have the authority or power in its capacity as a Limited Partner to act as agent for or on behalf of the Partnership or any other Partner, to do any act which would be binding on the Partnership or any other Partner, or to incur any expenditures on behalf of or with respect to the Partnership. The General Partner shall not hold out or represent to any third party that any Limited Partner has any such right or power or that a Limited Partner is anything other than a "limited partner" in the Partnership.

        SECTION 7.3. LIABILITY OF LIMITED PARTNER. No Limited Partner shall be liable for the debts, liabilities, contracts or other obligations of the Partnership except to the extent of any unpaid Capital Contributions hereafter agreed to be made by such Limited Partner as set forth in SECTIONS 3.3, 3.4 and 3.5 (which shall be subject to reduction as provided for in SECTION 3.6)and such Limited Partner's share of the assets (including undistributed revenues) of the Partnership; and in all events, such Limited Partner shall be liable and obligated to make payments of its Capital Contributions only as and when such payments are due in accordance with the terms of this Agreement, and such Limited Partner shall not be required to make any loans to the Partnership. Except to the extent expressly provided in the preceding sentence, the Partnership shall indemnify and hold harmless each Limited Partner in the event it (a) becomes liable for any debt, liability, contract or other obligation of the Partnership or (b) is directly or indirectly required to make any payments with respect thereto.

        SECTION 7.4. ACCESS OF LIMITED PARTNER TO DATA. During the term of the Partnership, the Partnership may acquire or have access to geophysical, geological and other similar data and information. Each Limited Partner and its agents and representatives, at any time either during the term of or after termination of the Partnership, shall have the right to inspect, review and copy any such data or information (or studies, maps, evaluations or reports derived therefrom) which relates to the Properties or other Leases which the Partnership owns or has owned or which has been paid for with Partnership funds and to consult with the Partnership's independent certified public accountants and independent petroleum engineers and the General Partner's technical personnel with respect to Partnership matters. Upon liquidation of the Partnership, copies of all such documents shall be distributed to the General Partner and to each Limited Partner if so requested by it. Notwithstanding the foregoing, the Limited Partners shall not have the right to inspect, review or copy geophysical, geological and other similar data and information if the Partnership or the General Partner is subject to a valid, bona fide agreement prohibiting such inspection, review or copying. If requested by a Limited Partner, the General Partner shall attempt to obtain an amendment or waiver of any such agreement to permit such data or other information to be provided to such Limited Partner upon the execution by such Limited Partner of a similar agreement and in any event shall attempt in advance of execution of any such agreement to obtain permission for the Limited Partners to inspect, review and copy any such data or other information.

        SECTION 7.5. WITHDRAWAL AND RETURN OF CAPITAL CONTRIBUTION. No Limited Partner shall be entitled to (a) withdraw from the Partnership except upon the assignment by the Limited Partner of all of its interest in the Partnership and the substitution of such Limited Partner's assignee as a Limited Partner of the Partnership in accordance with SECTION 9.1, or (b) the return of its Capital Contributions except to the extent, if any, that distributions made pursuant to the express terms of this Agreement may be considered as such by law or by unanimous agreement of the Partners, or upon dissolution and liquidation of the Partnership, and then only to the extent expressly provided for in this Agreement and as permitted by law.

                                  ARTICLE VIII

                    BOOKS, RECORDS, REPORTS AND BANK ACCOUNTS

        SECTION 8.1.  CAPITAL ACCOUNTS, BOOKS AND RECORDS.

        (a) Except as may otherwise be required by this Agreement, the General Partner shall keep books of account for the Partnership in accordance with generally accepted accounting principles consistently applied in accordance with the terms of this Agreement. Such books shall be maintained at the principal United States office of the Partnership and shall be maintained by the General Partner for review by the Limited Partners during the term of the Partnership and for a period of five years thereafter. The calendar year shall be selected as the accounting year of the Partnership and the books of account shall be maintained on an accrual basis.

        (b) An individual capital account shall be maintained by the Partnership for each Partner as provided below:

               (i) The capital account of each Partner shall, except as otherwise provided herein, be (A) credited by such Partner's Capital Contributions when made, (B) credited by the fair market value of any property contributed to the Partnership by such Partner (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Section 752 of the Internal Revenue Code), (C) credited with the amount of any item of taxable income or gain and the amount of any item of income or gain exempt from tax allocated to such Partner, including the Partner's share of Simulated Gain as provided in PARAGRAPH (II) of this SECTION 8.1(B),
        (D) debited by the amount of any item of tax deduction or loss allocated to such Partner, including the Partner's share of Simulated Loss and Simulated Depletion as provided in paragraph (ii) of this SECTION 8.1(B), (E) debited by such Partner's allocable share of expenditures of the Partnership not deductible in computing the Partnership's taxable income and not properly chargeable as capital expenditures, including any non-deductible book amortizations of capitalized costs, and (F) debited by the amount of cash or the fair market value of any property distributed to such Partner (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Section 752 of the Internal Revenue Code). Immediately prior to any distribution of assets by the Partnership that is not pursuant to a liquidation of the Partnership or all or any portion of a Partner's interest therein, the Partners' capital accounts shall be adjusted by (X) assuming that the distributed assets were sold by the Partnership for cash at their respective fair market values as of the date of distribution by the Partnership and (Y) crediting or debiting each Partner's capital account with its respective share of the hypothetical gains or losses, including Simulated Gains and Simulated Losses, resulting from such assumed sales in the same manner as each such capital account would be debited or credited for gains or losses on actual sales of such assets. Notwithstanding the foregoing sentence, the Partnership shall not distribute any property in kind to any Partner except as provided in SECTION 10.3.

               (ii) The allocation of basis prescribed by Section 613A(c)(7)(D) of the Internal Revenue Code and provided for in SECTION 4.3(B) and each Partner's separately computed depletion deductions shall not reduce such Partner's capital account, but such Partner's capital account shall be decreased by an amount equal to the product of the depletion deductions that would otherwise be allocable to the Partnership in the absence of
        Section 613A(c)(7)(D) of the Internal Revenue Code (computed without regard to any limitations which theoretically could apply to any Partner) times such Partner's percentage share of the adjusted basis of the property (determined under SECTION 4.3(B)) with respect to which such depletion is claimed (herein called "SIMULATED DEPLETION"). The Partnership's basis in any depletable property as adjusted from time to time for the Simulated Depletion allocable to all Partners (and where the context requires, each Partner's allocable share thereof, which share shall be determined in the same manner as the allocation of basis prescribed in SECTION 4.3(B)) is herein called "SIMULATED BASIS". No Partner's capital account shall be decreased, however, by Simulated Depletion deductions attributable to any Depletable Property to the extent such deductions exceed such Partner's allocable share of the Partnership's remaining Simulated Basis in such property. The Partnership shall compute simulated gain ("SIMULATED GAIN") or simulated loss ("SIMULATED LOSS") attributable to the sale or other disposition of a Depletable Property based on the difference between the amount realized from such sale or other disposition and the Simulated Basis of such property, as theretofore adjusted. Any Simulated Gain shall be allocated to the Partners and shall increase their respective capital accounts in the same manner as the amount realized from such sale or other disposition in excess of Simulated Basis shall have been allocated pursuant to SECTION 4.3(B). Any Simulated Loss shall be allocated to the Partners and shall reduce their respective capital accounts in the same percentages as the costs of the property sold were allocated up to an amount equal to each Partner's share of the Partnership's Simulated Basis in such property at the time of such sale.

               (iii) Any adjustments of basis of Partnership property provided for under Sections 734 and 743 of the Internal Revenue Code and comparable provisions of state law (resulting from an election under Section 754 of the Internal Revenue Code or comparable provisions of state law) and any election by an individual Partner under Section 59(e)(4) of the Internal Revenue Code to amortize such Partner's share of intangible drilling and development costs shall not affect the capital accounts of the Partners (unless otherwise required by applicable Treasury Regulations), and the Partners' capital accounts shall be debited or credited pursuant to the terms of this SECTION 8.1 as if no such election had been made.

               (iv) Capital accounts shall be adjusted, in a manner consistent with this SECTION 8.1, to reflect any adjustments in items of Partnership income, gain, loss or deduction that result from amended returns filed by the Partnership or pursuant to an agreement by the Partnership with the Internal Revenue Service or a final court decision.

               (v) If any property is carried on the books of the Partnership at a value that differs from it adjusted tax basis, the Partners' capital accounts shall be debited or credited for items of depreciation, cost recovery, Simulated Depletion, amortization and gain or loss with respect to such property computed in the same manner as such items would be computed if the adjusted tax basis of such property were equal to such book value in lieu of the capital account adjustments provided above for such items, all in accordance with Treasury Regulation ss. 1.704-1(b)(2)(iv)(g).

               (vi) It is the intention of the Partners that the capital accounts of each Partner be kept in the manner required under Treasury Regulation ss. 1.704-1(b)(2)(iv). To the extent any additional adjustment to the capital accounts is required by such regulation, the General Partner is hereby authorized to make such adjustment after notice to the Limited Partners.

        SECTION 8.2. REPORTS. The General Partner shall deliver to the Limited Partners the following financial statements and reports at the times indicated below:

        (a) Daily, via facsimile, which the Partnership has any direct drilling operations in progress, a drilling report detailing the progress as reported by the subject drilling superintendent.

        (b) Monthly, within 20 days after the end of the month for which such report is given, while the Partnership has any direct drilling or enhanced recovery operations in progress, a report disclosing in reasonable detail the progress of such drilling operations on a well-by-well basis, such enhanced recovery operations and such other information as the General Partner may determine or a Limited Partner shall reasonably request.

        (c) Monthly, within 20 days after the end of the month for which such report is given, (i) a general description of the Properties, except succeeding reports need contain only material changes (if any) regarding the Properties,
(ii) a list of wells in which the Partnership has an interest, a description of the status thereof and the interest of the Partnership therein, except succeeding reports need contain only material changes (if any) regarding any such well, (iii) a statement of the cost of each well completed or abandoned and an explanation of the abandonment of any well which has been abandoned after production from such well has commenced and (iv) a description of each sale, farmout or other transfer or disposition by the Partnership of any Lease occurring during such month, including the reasons therefor, parties thereto and terms thereof.

        (d) Monthly, within 50 days after the end of each month for which such report is given, a draft schedule prepared on a cash basis setting forth (i) total 8/8ths production of oil and gas from the Properties net to the Partnership, including the average price net to the

Partnership, (ii) total Partnership revenues, expenses and costs allocated to the Limited Partners, (iii) the amount of the proposed cash distribution to the General Partner and the Limited Partners and (iv) a description of any permitted Partnership borrowing occurring during such month, including the reasons therefor, parties thereto and terms thereof, together with total Partnership borrowings then outstanding. A draft schedule describing the specific requirements outlined above is attached hereto as EXHIBIT 8.2(D) which will be prepared by the General Partner to the specific requirement of the Limited Partners. The Limited Partners may request sales reports, production reports, invoices, cancelled checks and other information by each operating expense item, severance, royalty, production tax item or any other cost item to be included with such report. The Limited Partners may request such information and reports at the property level in addition to at the Partnership level. A final schedule of the type described in this SECTION 8.2(D) shall be submitted no more than 55 days after the end of the month for which such report is given. Notwithstanding anything else herein to the contrary, any distribution not received within the 25th day of any month or, if the 25th day is not a business day, the business day immediately preceding the 25th day of the month, will be credited as if received in the following month for the purpose of computing Payout No. 1 and, Payout No. 2. The distribution, if any, to the Limited Partners shall be submitted with the final schedule.

        (e) Quarterly within 30 days after the end of each fiscal quarter of the Partnership and annually within 60 days after the end of each fiscal year of the Partnership, (i) financial statements as of the end of and for such period, including a balance sheet and the related statements of operations, of Partners' capital and of cash flows, prepared in accordance with generally accepted accounting principles and, with respect to the annual financial statements, accompanied by a report of the Partnership's independent certified public accountants stating that their examination was made in accordance with generally accepted auditing standards and that in their opinion such financial statements fairly present the Partnership's financial position, results of operations and cash flow in accordance with generally accepted accounting principles consistently applied, (ii) a schedule reflecting for such period the total costs of the Partnership and the costs charged to the General Partner and the costs charged to the Limited Partners, the total revenues of the Partnership and the revenues credited to the account of the General Partner and to the account of the Limited Partners and a reconciliation of such expenses and revenues to the provisions of ARTICLE IV, (iii) a summary itemization by type and/or classification of the total fees, compensation and reimbursement paid by the Partnership (or indirectly on behalf of the Partnership) to the General Partner and its Affiliates and a descriptive summary of each contract or agreement to which SECTION 6.2(O) applies (which summary shall include a discussion of such fees, compensation or reimbursement paid thereunder), which summaries shall be accompanied by a report of the Partnership's independent certified public accountants stating that in preparing such summaries nothing came to their attention which caused them to believe that any transaction between the General Partner or an Affiliate thereof and the Partnership did not comply with SECTION
6.6 or SECTION 6.2(O), or if they did so conclude, a statement specifying such noncompliance, (iv) a schedule reflecting the capital account balances of each Partner prepared pursuant to the provisions of SECTION 8.1(B), and (v) in the event that an event has occurred within the preceding 90 days which has led to a reduction of the Partnership's oil and gas reserves of more than 10% as most recently reported, excluding reduction resulting from normal production or changes in oil or gas prices, an updated estimate of such reserves from the Partnership's independent petroleum engineer. With respect to the annual financial statements, the Limited Partners may, at their election, request a report from the independent certified public accountants stating that in the normal course of making the examination and reporting on the financial statements described above, nothing came to their attention which caused them to believe that (1) the revenues and costs and expenses allocated to the Partners hereunder were not allocated in accordance with the specific allocation provisions of this Agreement and (2) the General Partner failed to comply in any material respect with this Agreement, or, if they did conclude that the General Partner so failed, a statement specifying the nature and period of existence of such failure. The independent certified public accountants for the Partnership shall be Price Waterhouse or such other firm of independent certified public accountants as shall be designated by the General Partner and approved by the Limited Partners.

        (f) Annually within 60 days after the end of each fiscal year beginning with the fiscal year ending December 31, 1996, a report containing (i) an estimation of the oil and gas reserves, classified by appropriate categories, as of the end of the preceding fiscal year attributable to the interest of the Partnership and of the Limited Partners therein, (ii) a projection of the rate of production of and net income from such reserves with respect to each such interest, (iii) a calculation of the present worth of such net income discounted at a rate of 10% and at any other rates designated from time to time by the Limited Partners, and (iv) a schedule or complete description of all assumptions, estimates and projections made or used in the preparation of such report. Each such report shall be prepared in accordance with customary and generally accepted standards and practices for petroleum engineers, and shall be based on (1) prices determined by the Limited Partners (however, it is contemplated that such determination will likely be based upon projected futures market prices reduced by (x) the historical average basis differential between such NYMEX prices and posted and/or spot prices actually received by the Partnership and (y) any gathering, transportation and processing fees) and in any event the prices so utilized will be generally consistent with those used by the Limited Partners in connection with other similar investments by them of the type contemplated by this Agreement and the pricing assumptions being utilized by major U.S. banks actively involved in energy lending in their evaluation of oil and gas properties), escalated at a rate reasonably designated by the Limited Partners (not to exceed 3% per annum), (2) lease operating expenses and production taxes derived from and consistent with those actually incurred by the Partnership, escalated at the same rate, if any, being applied to prices, and
(3) such other assumptions as shall be designated by the Limited Partners. In addition to the foregoing, the Limited Partners shall have the right from time to time to cause the independent petroleum engineer referenced below to prepare an additional report of the type described above, not to exceed two additional reports in any one calendar year, in which event all fees and expenses incurred in connection with obtaining such additional report shall be paid by the Partnership as a Partnership expense. Each such report contemplated above by this SUBSECTION (F) shall be prepared by T.J. Smith & Company, Inc. or such other independent petroleum engineer mutually agreed upon by the Partners and shall herein be called an

"ENGINEERING REPORT". Each annual report referenced above shall also include an estimate of the Partnership's proved oil and gas reserves (as defined in Regulation S-X promulgated by the Securities and Exchange Commission) and a calculation of the "present value of estimated future net revenues" from such proved oil and gas reserves, with such present worth calculation to be made in accordance with Regulation S-X, as promulgated by the Securities and Exchange Commission (provided that the estimate referenced in this sentence shall not be deemed to be an Engineering Report for purposes of this Agreement).

        (g) Quarterly, within 30 days after the end of each quarter, unaudited financial statements of the General Partner for such quarter.

        (h) Such other reports and financial statements as the General Partner shall determine or as any Limited Partner shall reasonably request from time to time.

        The cost of such reporting paid to third parties (except for the financial statements referenced in SUBSECTION (G) above) shall be paid by the Partnership as a Partnership expense.

        SECTION 8.3.  BANK ACCOUNTS.

        (a) The General Partner shall cause one or more accounts to be maintained in the name of the Partnership in Comerica Bank, Houston, Texas, or in such other bank or banks approved by the Limited Partners which each have capital, surplus and undivided profits of at least $250,000,000, which accounts shall be used for the payment of expenditures incurred by the Partnership in connection with the conduct of its business and in which shall be deposited any and all receipts of the Partnership. All amounts shall be and remain the property of the Partnership and the General Partner shall cause the Partnership to receive, hold and disburse such amounts for the purposes specified in this Agreement. There shall not be deposited in any of such accounts any funds other than funds belonging to the Partnership, and no other funds shall in any way be commingled with such funds.

        (b) The General Partner may invest the Partnership funds only in (i) readily marketable securities issued by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States maturing within 12 months or less from the date of acquisition, (ii) readily marketable securities issued by any state or municipality within the United States of America or any political subdivision, agency or instrumentality thereof, maturing within 12 months or less from the date of acquisition and rated "A" or better by Moody's and/or Standard and Poor's (or comparably rated by such organizations or any successors thereto if the rating system is changed or there are such successors), (iii) readily marketable commercial paper rated "Prime-1" by Moody's and "A-1" by Standard and Poor's (or comparably rated by such organizations or any successors thereto if the rating system is changed or there are such successors) and maturing in not more than 12 months after the date of acquisition, or (iv) certificates of deposit issued by any incorporated bank organized and doing business under the laws of the United States of America or of any state thereof and approved by the Limited Partners, provided such investments do not exceed 3% of the combined capital and surplus of such bank and mature within 12 months or less from the date of acquisition.

        SECTION 8.4. INFORMATION RELATING TO THE PARTNERSHIP. Upon request, the General Partner shall supply to any Limited Partner any information requested regarding the Partnership or its activities. During ordinary business hours, each Limited Partner and its authorized agents and representatives shall have reasonable access to all books, records and materials in the Partnership's offices regarding the Partnership or its activities and, at the risk of the Limited Partner, to the drill site of each Partnership well.

        SECTION 8.5. CERTAIN NOTICES. The General Partner shall promptly notify the Limited Partners (a) of any default by the General Partner in the performance of any of its obligations hereunder, (b) in the event the Limited Partners become entitled to dissolve the Partnership pursuant to SECTION 10.1, immediately after the General Partner becomes aware of such event or (c) if the Partnership is no longer treated as a partnership for tax purposes.

                                   ARTICLE IX

                   ASSIGNMENTS OF INTERESTS AND SUBSTITUTIONS

        SECTION 9.1.  ASSIGNMENTS BY LIMITED PARTNER.

        (a) The interest of each Limited Partner in the Partnership shall be assignable in whole or in part, subject to the following: (i) no such assignment shall be made if such assignment would result in the violation of any applicable federal or state securities laws and (ii) the Partnership shall not be required to recognize any such assignment until the instrument conveying such interest has been delivered to the General Partner for recordation on the books of the Partnership. Any costs incurred by the Partnership or the General Partner in connection with any assignment by a Limited Partner of all or a part of its interest in the Partnership shall be borne by such Limited Partner.

        (b) Unless an assignee becomes a substituted Limited Partner in accordance with the provisions set forth below, such assignee shall not be entitled to any of the rights granted to a Limited Partner hereunder, other than the right to receive allocations of income, gain, loss, deduction, credit and similar items and distributions to which the assignor would otherwise be entitled, to the extent such items are assigned.

        (c) An assignee of the interest of a Limited Partner, or any portion thereof, shall become a substituted Limited Partner entitled to all of the rights of the Limited Partner if, and only if (i) the assignor gives the assignee such right, (ii) the General Partner, in its sole and absolute discretion, consents to such substitution and (iii) the assignee executes and delivers such instruments, in form and substance reasonably satisfactory to the General Partner, as the General Partner may deem necessary or desirable to effect such substitution and to confirm the agreement of the assignee to be bound by all of the terms and provisions of this Agreement.

Upon the satisfaction of such requirements, the General Partner shall concurrently (or as of such later date as shall be provided for in any applicable written instruments furnished to the General Partner) admit any such assignee as a substituted Limited Partner of the Partnership and reflect such admission and the date thereof in the records of the Partnership.

        (d) The Partnership and the General Partner shall be entitled to treat the record owner of any Partnership interest as the absolute owner thereof in all respects and shall incur no liability for distributions of cash or other property made in good faith to such owner until such time as a written assignment of such interest that complies with the terms of this Agreement has been received by the General Partner.

        SECTION 9.2. ASSIGNMENT BY GENERAL PARTNER. The interest of the General Partner in the Partnership shall not be assigned, mortgaged, pledged, subjected to a security interest or otherwise encumbered, in whole or in part, without the prior written consent of the Limited Partners in their sole and absolute discretion.

        SECTION 9.3. MERGER OR CONSOLIDATION. Notwithstanding the provisions of SECTIONS 9.1 or 9.2, the merger or consolidation by a Partner with another corporation or entity shall not be considered an assignment of an interest in the Partnership, and upon the merger or consolidation of such Partner, the resulting corporation or entity shall continue as a Partner.

        SECTION 9.4. REMOVAL OF GENERAL PARTNER. Subject to the provisions hereof, the Limited Partners may remove the General Partner with cause and select a new General Partner to operate and carry on the business and affairs of the Partnership. As used in this SECTION 9.4 and in SECTION 9.5, "WITH CAUSE" shall include the occurrence of any of the following: (a) the commission by the General Partner of fraud, willful or intentional misconduct or gross negligence in the performance of its duties hereunder; (b) a default by the General Partner in the performance of its obligation hereunder to make a distribution of cash or properties due and owing to the Limited Partners, which default must have continued for not less than five days after the date on which such distribution was due; (c) a default by the General Partner in the performance or observation of any other agreement, covenant, term, condition or obligation hereunder, which default must have continued for not less than 30 days after the General Partner has knowledge thereof or after written notice thereof given by the Limited Partners has been received by the General Partner, whichever first occurs; (d) a representation or warranty made by the General Partner herein or by the General Partner or any of its officers or representatives in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; (e) the occurrence of any of the events described in Section 4.02(a)(4) or Section 4.02(a)(5) of the Act (except that with respect to Section 4.02(a)(5), the operative number of days shall be 60 instead of the numbers set forth in such Section) with respect to the General Partner; (f) if, (i) a Revenue Allocation Adjustment is effected, (ii) such Revenue Allocation Adjustment is in effect for a period of at least six consecutive months and (iii) after the expiration of such six month period, the Proved Producing Investment Coverage is less than 1.25 to 1; (g) (i) the death, insanity, legal disability, bankruptcy or insolvency of Frank A. Lodzinski or the resignation of Frank A.

Lodzinski as an executive officer (or similar position) of the General Partner or the Parent or (ii) the failure or inability for any reason whatsoever of Frank A. Lodzinski to be actively involved in the business and affairs of the General Partner or the Parent other than upon the occurrence of an event described in CLAUSE (I) above (which failure or inability shall be determined by the Limited Partners in good faith); (h) foreclosure on the General Partner's interest in the Partnership; (i) a default by the Parent in the performance or observation of any agreement, covenant, term, condition or obligation under any Parent Agreement; (j) a representation or warranty made by the Parent in any Parent Agreement or by the Parent or any of its officers or representatives in any writing furnished in connection with or pursuant to any Parent Agreement shall be false in any material respect on the date as of which made; (k) the occurrence of any of the events described in Section 4.02(a)(4) or Section 4.02(a)(5) of the Act (except that with respect to Section 4.02(a)(5), the operative number of days shall be 60 instead of the numbers set forth in such Section) with respect to the Parent; (l) a default by any party other than the Partnership in the performance or observation of any agreement, covenant, term, condition or obligation under the Co-Sale Agreement, which default must have continued for not less than 5 days after such party has knowledge thereof or after written notice thereof given by the Partnership or the Limited Partners has been received by such other party (as appropriate), whichever first occurs; or (m) the General Partner is no longer a wholly-owned subsidiary of the Parent. In the instance of an event described in CLAUSE (G) above, the Limited Partners shall have twelve months from the date of such event within which it may exercise it rights under this SECTION 9.4. Any such successor General Partner will be named in, and his appointment as such will be effective as of a date specified in, a notice to the General Partner from the Limited Partners exercising their right to remove the General Partner and select the successor General Partner. The removal of the General Partner shall be effective only if and when the following conditions have been satisfied:

        (1) A successor General Partner shall have been selected and shall have agreed to accept the responsibilities of a General Partner and shall have made arrangements to release the removed General Partner from personal liability on all permitted Partnership indebtedness; and if the Partnership creditors will not consent to such release, the new General Partner shall indemnify, in a manner reasonably satisfactory to the removed General Partner, the removed General Partner for such liability.

        (2) This Agreement and the Certificate of Limited Partnership of the Partnership shall have been duly amended to name the new General Partner. To the extent required by the laws of any jurisdiction to which the Partnership or this Agreement is subject, the Partners hereby unanimously consent to the admission of such successor General Partner and hereby appoint such successor General Partner as the agent and attorney in fact for each Partner (including without limitation the retiring General Partner) for the purpose of signing, swearing to and filing an amendment to the certificate of limited partnership of the Partnership and all other necessary or appropriate documents in connection with the substitution of such successor General Partner.

        The provisions of this SECTION 9.4 shall not be the sole remedy of the Limited Partners in the event the General Partner is removed with cause, and in such event the Partnership and/or the Limited Partners shall have all other rights and remedies as shall be available to them pursuant to this Agreement, at law or in equity to redress any wrong or damage arising from the event or circumstances giving rise to the General Partner's removal with cause.

        SECTION 9.5. RIGHT OF GENERAL PARTNER UPON REMOVAL. In the event the General Partner is removed in accordance with SECTION 9.4, the incoming General Partner shall have the right to purchase from the removed General Partner a one percent general partner interest in the Partnership at a price equal to the appraised value thereof. Such appraised value shall be determined by a qualified independent appraiser who is mutually agreed upon by both the removed General Partner and the incoming General Partner within 30 days after the selection of the incoming General Partner. If the removed General Partner and the incoming General Partner cannot mutually agree upon a single independent appraiser within such period, they shall each select their own independent appraiser and those two appraisers shall select a third independent appraiser. The cost of such appraisal shall be borne by the removed General Partner. The incoming General Partner's option to acquire such interests must be exercised by notice in writing to the removed General Partner not more than 20 days after the selection of the incoming General Partner and the purchase price for such interest shall be paid in cash not more than 30 days after receipt by the parties of the report of the appraiser setting forth the appraised value. In the event the incoming General Partner does not elect to purchase the one percent general partner interest of the removed General Partner pursuant to the provisions of this
SECTION 9.5, such interest shall be converted to a limited partner interest in the Partnership. Further, in any event any remaining general partner interest of the removed General Partner in the Partnership shall be converted to a limited partner interest in the Partnership and the removed General Partner shall continue as a limited partner in accordance with Section 6.02 of the Act, but without any right to vote, consent or approve or otherwise make any determination under this Agreement; provided, that after such conversion any amendment to this Agreement that would change (a) the status of the removed General Partner as a limited partner hereof, (b) the removed General Partner's participation in the income, gain, loss, credits or distributions of the Partnership, (c) the removed General Partner's obligation to contribute capital to the Partnership or (d) this proviso, shall require the consent of the removed General Partner.

                                    ARTICLE X

                    DISSOLUTION, LIQUIDATION AND TERMINATION

        SECTION 10.1. DISSOLUTION. The Partnership shall be dissolved upon the occurrence of any of the following:

        (a)    The occurrence of December 31, 2008.

        (b) The consent in writing of the General Partner and the Limited Partners.

        (c) The election of the Limited Partners by written notice to the General Partner if at the time such notice is given (i) the General Partner has committed fraud, willful or intentional misconduct or gross negligence in the performance of its duties hereunder, (ii) the General Partner has defaulted in the performance of its obligation hereunder to make a distribution of cash or properties due and owing to the Limited Partners, which default must have continued for not less than 5 days after the date on which such distribution was due, (iii) the General Partner has defaulted in the performance or observation of any other agreement, covenant, term, condition or obligation hereunder, which default must have continued for not less than 30 days after the General Partner has knowledge thereof or after written notice thereof given by the Limited Partners has been received by the General Partner, whichever first occurs or
(iv) a representation or warranty made by the General Partner herein or by the General Partner or any of its officers or representatives in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect.

        (d) The sale or other disposition of all or substantially all of the assets of the Partnership; provided, that at the time of such sale or disposition, the Partners have made Capital Contributions to the Partnership aggregating at least $15,000,000.

        (e) The occurrence of an event of withdrawal from the Partnership by the General Partner as provided for in Section 4.02(a) of the Act.

        (f) The election of the Limited Partners by written notice to the General Partner if at the time such notice is given (i) the General Partner has breached SECTION 9.2 or the General Partner's interest in the Partnership has been foreclosed upon, (ii) the General Partner has merged or consolidated with another entity, or (iii) the General Partner has become a subsidiary of another entity.

        (g) The election of the Limited Partners by written notice to the General Partner at any time after the expiration of December 31, 2001.

        (h) The election of the Limited Partners at any time if: (i) a Revenue Allocation Adjustment is effected, (ii) such Revenue Allocation Adjustment is in effect for a period of at least six consecutive months and (iii) after the expiration of such six-month period, the Proved Producing Investment Coverage is less than the ratio of 1.25 to 1.

        (i) The election of the Limited Partners by written notice to the General Partner upon the occurrence of any of the following events: (i) the death, insanity, legal disability, bankruptcy or insolvency of Frank A. Lodzinski or the resignation of Frank A. Lodzinski as an executive officer (or similar position) of the General Partner or the Parent; or (ii) the failure or inability for any reason whatsoever of Frank A. Lodzinski to be actively involved in the business and affairs of the General Partner or the Parent other than upon the occurrence of an event described in CLAUSE (I) above (which failure or inability shall be determined by the

Limited Partners in good faith); (iv) a default by the Parent in the performance or observation of any agreement, covenant, term, condition or obligation under any Parent Agreement; (v) a representation or warranty made by the Parent in any Parent Agreement or by the Parent or any of its officers or representatives in any writing furnished in connection with or pursuant to any Parent Agreement shall be false in any material respect on the date as of which made; (vi) the occurrence of any of the events described in Section 4.02(a)(4) or Section 4.02(a)(5) of the Act (except that with respect to Section 4.02(a)(5), the operative number of days shall be 60 instead of the numbers set forth in such Section) with respect to the Parent; (vii) a default by any party other than the Partnership in the performance or observation of any agreement, covenant, term, condition or obligation under the Co-Sale Agreement, which default must have continued for not less than 5 days after such party has knowledge thereof or after written notice thereof given by the Partnership or the Limited Partners has been received by such party, whichever first occurs; or (viii) the General Partner is no longer a wholly-owned subsidiary of the Parent.

        (j) The occurrence of any other event which under the Act causes the dissolution of a limited partnership.

        SECTION 10.2.  WITHDRAWAL BY GENERAL PARTNER AND RECONSTITUTION.

        (a) Except as specifically permitted in SECTION 9.2, the General Partner covenants and agrees not to (i) withdraw voluntarily from the Partnership, either directly, by dissolution, by transfer of its Partnership interest or by any other voluntary act (including without limitation any event of withdrawal from the Partnership by the General Partner as provided in Section 4.02(a) of the Act) or (ii) allow seizure, attachment, garnishment, foreclosure or other taking of its Partnership interest. Notwithstanding anything to the contrary contained in this SECTION 10.2, in SECTION 10.1 or elsewhere in this Agreement, the General Partner shall not merge or consolidate with, or assign or transfer its interest in the Partnership to, any third party (including an Affiliate or any other party related to the General Partner) if such merger, consolidation, assignment or transfer will result in the termination of the Partnership for tax purposes. If the General Partner breaches any provision of this SECTION 10.2 or
SECTION 9.2, if an event described in SECTION 10.1(E) occurs, or if an election is made by the Limited Partners to dissolve the Partnership pursuant to SECTION 10.1(C), SECTION 10.1(F) or CLAUSE (II), (III), (IV), (V), (VII) or CLAUSE
(VIII) of SECTION 10.1(I), all interests and amounts which the General Partner would otherwise receive under SECTION 10.3 shall be reduced by 90% if the breach, event or election occurs prior to Payout No.1; by 50% if the breach, event or election occurs after Payout No 1 but prior to Payout No. 2; and by 15% if the breach, event or election occurs after Payout No.2. The distribution to the Limited Partners of assets which would otherwise be distributable to the General Partner in accordance with this SECTION 10.2 shall constitute liquidated damages to the Limited Partners for a violation by the General Partner of the covenant and agreement contained in the first sentence of this SECTION 10.2, the parties having agreed that the amount of actual damages would be difficult or impossible to calculate.

        (b) Notwithstanding the foregoing SECTION 10.2(A) or any other provision of this Agreement, (i) the Partnership may be reconstituted and its business continued without being wound up as provided for in Section 8.03 of the Act upon the written consent of the Limited Partners and (ii) the provisions of Section
6.02 (including without limitation SUBSECTION (B) thereof) of the Act shall be applicable to the Partnership except that the right to recover damages from the withdrawing General Partner pursuant to Section 6.02(a) of the Act shall be governed by SECTION 10.2(A).

        SECTION 10.3. LIQUIDATION AND TERMINATION. Upon dissolution of the Partnership (unless it is reconstituted and its business continued without being wound up as provided for in SECTION 10.2(B)), the General Partner shall act as liquidator or may appoint in writing one or more liquidators who shall have full authority to wind up the affairs of the Partnership and make final distribution as provided herein; provided, however, that if one of the events specified in
SECTION 10.1(C), (E), (F), (H) or (I) has occurred as a result of an act by the General Partner or the Parent or if the Partnership dissolves as a result of the dissolution (or similar event) of the General Partner, the liquidator shall be a person selected in writing by the Limited Partners. The liquidator shall continue to operate the Partnership properties with all of the power and authority of the General Partner. The steps to be accomplished by the liquidator are as follows:

        (a) As promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by the Partnership's independent accountants of the Partnership's assets, liabilities and operations through the last day of the month in which the dissolution occurs or the final liquidation is completed, as appropriate.

        (b) The liquidator shall pay all of the debts and liabilities of the Partnership (including all expenses incurred in liquidation) or otherwise make adequate provision therefor (including without limitation the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine). After making payment or provision for all debts and liabilities of the Partnerships, the liquidator shall sell all properties and assets of the Partnership for cash as promptly as is consistent with obtaining the best price therefor. All gain, loss, and amount realized on such sales shall be allocated to the Partners as provided in this Agreement, and the capital accounts of the Partners shall be adjusted accordingly. The liquidator shall then distribute the proceeds of such sale to the Partners as provided in SECTION 4.4. If the Limited Partners so direct, the liquidator shall distribute all or any portion of such properties to the Partners in kind in the same percentages as the proceeds of any sale of such properties would be distributed under the preceding sentence. In such event the liquidator shall first adjust the capital accounts of the Partners by the amount of any gains or losses that would have been recognized by the Partners if such properties had been sold for their respective fair market values and the proceeds had been so distributed. It is intended that the foregoing distributions to each Partner will be equal to each Partner's respective positive capital account balance as determined after giving effect to the foregoing adjustments and to all adjustments attributable to allocations of items of income, gain, loss and deduction realized by the Partnership during the taxable year in question and all adjustments attributable to contributions and distributions of money and property effected prior to such distribution. To the extent that any such Partner's positive capital account balance does not correspond to such distribution, the allocations provided for in SECTION 4.3 shall be adjusted, to the least extent necessary, to produce a capital account balance for the Partner which corresponds to the amount of such distribution. Each Partner shall have the right to designate another person to receive any property which otherwise would be distributed in kind to that Partner pursuant to this SECTION 10.3 and
SECTION 10.2 if that Section is applicable. Any distributions to the Partners in liquidation of the Partnership shall be made by the later of the end of the taxable year in which the liquidation occurs, or 90 days after the date of such liquidation. For purposes of the preceding sentence, the term "liquidation" shall have the same meaning as set forth in Treasury Regulation ss. 1.704-1(b)(2)(ii)(g) as in effect at such time.

        (c) Any Leases distributed to the Partners shall be subject to the operating agreements then in effect with respect to such Leases; provided, however, that if any of such Leases is subject to an operating agreement to which an unaffiliated third person is not a party, such Leases shall be subject to a standard form operating agreement and accounting procedure as shall be agreed upon by the Partners. Upon written request made by any Partner, the liquidator shall sell the Partnership Leases and other properties and assets that otherwise would be distributable to such Partner under this SECTION 10.3 at the best cash price available therefor and distribute such cash (after deducting all expenses reasonably relating to such sale) to such Partner. Such sale shall be on behalf of such Partner and shall be treated as the sale by such Partner of its interest in such properties, and any gain or loss attributable to such sale and any proceeds therefrom shall be for the account of such Partner.

        (d) The provisions of SUBSECTIONS (B) and (C) of this SECTION 10.3 shall be subject to the effect of SECTION 10.2 if that Section is applicable.

        (e) Except as expressly provided herein, the liquidator shall comply with any applicable requirements of the Act and all other applicable laws pertaining to the winding up of the affairs of the Partnership and the final distribution of its assets.

        The distribution of cash and/or property to the Limited Partners in accordance with the provisions of this SECTION 10.3 shall constitute a complete return to each Limited Partner of its Capital Contributions and a complete distribution to each Limited Partner of its interests in the Partnership and all Partnership property. No Partner with a negative balance in its capital account shall be liable to the Partnership or any other Partner for the amount of such negative balance upon dissolution and liquidation.

        SECTION 10.4. CANCELLATION OF CERTIFICATE. Upon the completion of the distribution of Partnership assets as provided herein, the Partnership shall be terminated, and the liquidator (or the Partners if necessary) shall cause the cancellation of the certificate of limited partnership of the Partnership and shall take such other actions as may be necessary to terminate the Partnership.

                                   ARTICLE XI

                         REPRESENTATIONS AND WARRANTIES

        SECTION 11.1. REPRESENTATIONS AND WARRANTIES OF GENERAL PARTNER. The General Partner represents, warrants and covenants to the Limited Partners as follows:

        (a) The General Partner is a corporation duly formed, validly existing and in good standing under the laws of the State of Texas.

        (b) The General Partner will qualify to transact business in every jurisdiction where the character of the properties owned or held by the Partnership or where the nature of the business transacted by the Partnership makes qualification by it necessary or appropriate in order for the Partnership to conduct its business.

        (c) The General Partner has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including, without limitation, the power and authority to act as General Partner of the Partnership).

        (d) The execution, delivery and performance by the General Partner of this Agreement has been duly and validly authorized by all requisite corporate action, and no other corporate or shareholder action is required to be taken to authorize such execution, delivery and performance.

        (e) The execution, delivery and performance by the General Partner of this Agreement is within its corporate powers and will not (i) be in contravention of or violate any provisions of its articles of incorporation, bylaws or other governing documents, as amended to the date hereof, or (ii) be in contravention of or result in any breach or constitute a default under any applicable law, rule, regulation, judgment, license, permit or order or any loan, note or other agreement or instrument to which the General Partner is a party or by which it or any of its properties are bound.

        (f) When delivered to the Limited Partners, this Agreement will have been duly and validly executed and will be binding upon the General Partner and enforceable in accordance with its terms.

        (g) Except for a change of law over which the General Partner has no control (and the General Partner shall immediately notify the Limited Partners when the General Partner learns of such occurrence), the foregoing representations, warranties and covenants shall remain true and accurate during the term of the Partnership, and the General Partner will neither take action nor permit action to be taken which would cause any of the foregoing representations to become untrue or inaccurate.

        (h) No consent, approval, authorization or order of any court or governmental agency or authority or of any third party which has not been obtained is required in connection with the execution, delivery and performance by the General Partner of this Agreement except for (i) the filing of a certificate of limited partnership for the Partnership with the Office of the Secretary of State of the State of Texas pursuant to the Act and (ii) the filing of certain documents with respect to the qualification or reformation and operation of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) under the laws of any state in which the Partnership owns properties or conducts business so as to require such qualification.

        (i) Neither the General Partner nor any of its Affiliates has employed or retained any broker, agent or finder in connection with this Agreement, the Other Agreements or the transactions contemplated herein or therein, or paid or agreed to pay any brokerage fee, finder's fee, commission or similar payment to any person on account of this Agreement, the Parent Agreements or the transactions provided for herein or therein, except for the Original Placement Fee and any Additional Placement Fees paid hereunder; and the General Partner shall indemnify and hold harmless the Partnership and the Limited Partners from any costs, including attorneys' fees, and liability arising from the claim of any broker, agent or finder employed or retained by the General Partner in connection with the Partnership, this Agreement or the Parent Agreements.

        (j) As of the date hereof none of the financial statements or other written documents or information delivered herewith or heretofore by or on behalf of the General Partner to the Limited Partners in connection with the General Partner, any Affiliate thereof, this Agreement, the Parent Agreements, the Co-Sale Agreement, the A&D Agreement and the activities to be conducted hereunder contains any untrue statement of a material fact or omits to state any material fact (other than facts which the Limited Partners recognize to be industry risks normally associated with the oil and gas business) necessary to keep the statements contained herein or therein from being misleading. There is no fact peculiar to the General Partner, its Affiliates, the oil and gas properties transferred under the A&D Agreement or the activities to be conducted hereunder (other than facts which the Limited Partners recognize to be industry risks normally associated with the oil and gas business) which materially adversely affects or in the future may (so far as the General Partner can now foresee) materially adversely affect (i) the business, property or assets, or financial condition of the General Partner or its Affiliates, (ii) the Parent Agreements or the Co-Sale Agreement, (iii) the A&D Agreement or (iv) the activities to be conducted hereunder, and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to the Limited Partners by or on behalf of the General Partner or an Affiliate thereof prior to the date hereof in connection with the transactions contemplated hereby, the Parent Agreements, the A&D Agreement or the Co-Sale Agreement.

        (k) To the best knowledge of the General Partner, the General Partner and its Affiliates and persons acting on their behalf have not taken any action, or failed to take any action, which has caused the organization of the Partnership and the issuance of the interests in the Partnership to come within the registration requirements of the Securities Act of 1933, as amended, or any applicable state blue sky laws.

        (l) There is no pending or, to the best of the General Partner's knowledge, threatened judicial, administrative or arbitral action, suit or proceeding against or investigation of the General Partner which is not fully insured against (except standard deductible amounts) and which might materially and adversely affect the financial condition of the General Partner or its ability to perform its obligations under this Agreement.

        (m) The representations and warranties of the General Partner in the Original Agreement were true and accurate in all material respects as of the date of the Original Agreement and are true and accurate as of the date hereof. The General Partner is in compliance in all material respects with the terms and provisions of the Original Agreement.

        SECTION 11.2. REPRESENTATIONS AND WARRANTIES OF LIMITED PARTNER. Each Limited Partner severally represents, warrants and covenants to the General Partner with respect to such Limited Partner only and not as to any other Limited Partner, as follows:

        (a) It is duly organized and validly existing under the laws of its state of formation.

        (b) It has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

        (c) The execution, delivery and performance of this Agreement are within its powers and do not (i) contravene or violate any provisions of its charter or other governing documents, as amended to the date hereof, or (ii) contravene or result in any breach of or constitute a default under any applicable law, rule or regulation or any loan, note or other agreement or instrument to which it is a party or by which it or any of its properties are bound.

        (d) When delivered to the General Partner, this Agreement will be duly and validly executed by such Limited Partner and will be binding upon it in accordance with the terms hereof.

        (e) Except for a change of law over which such Limited Partner has no control (and such Limited Partner shall immediately notify the General Partner when such Limited Partner learns of such occurrence), the foregoing representations, warranties and covenants shall remain true and accurate during the term of the Partnership, and such Limited Partner will neither take action nor permit action to be taken which would cause any of the foregoing representations to become untrue or inaccurate.

        (f) Neither it nor any person acting on its behalf has employed or retained any broker, agent or finder in connection with the transactions provided for herein, or agreed to pay any brokerage fee, finder's fee, commission or similar payment to any person on account of the transactions provided for herein; and such Limited Partner shall indemnify and hold harmless the Partnership and the General Partner from any costs, including attorneys' fees, and liability arising from the claim of any broker, agent or finder employed or retained by such Limited Partner in connection with the Partnership or this Agreement.

        (g) It is acquiring its interest in the Partnership as an investment and not with a view to the resale or other distribution to the public; provided, however, that the disposition of its interest shall at all times be and remain within its control. It has not been formed for the sole and specific purpose of making an investment in the Partnership.

        (h) No consent, approval, authorization or order of any court or governmental agency or authority or of any third party which has not been obtained is required in connection with the execution, delivery and performance by such Limited Partner of this Agreement.

        (i) There is no pending or, to the best of such Limited Partner's knowledge, threatened judicial, administrative or arbitral action, suit or proceeding against or investigation of such Limited Partner which might materially and adversely affect its ability to perform its obligations under this Agreement.

                                   ARTICLE XII

                                  MISCELLANEOUS

        SECTION 12.1. NOTICES. All notices, elections, demands or other communications required or permitted to be made or given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if given by (a) personal delivery, (b) expedited delivery service with proof of delivery, (c) first class mail postage prepaid, or (d) prepaid telegram, telex or facsimile (provided that such telegram, telex or facsimile is confirmed by expedited delivery service in the manner previously described). Each Partner's address for notices and other communications hereunder shall be that set forth below such Partner's signature hereto; provided, however, that when in this Agreement it is provided that a time period shall commence when a notice is received, such time period shall commence upon actual receipt by the addressee regardless of when the notice is given or made. Any Limited Partner may change its address by giving notice in writing to the General Partner of its new address, and the General Partner may change its address by giving notice in writing to the Limited Partners of its new address.

        SECTION 12.2. AMENDMENTS. This Agreement may be changed, modified, or amended only by an instrument in writing duly executed by the General Partner and the Limited Partners.

        SECTION 12.3. PARTITION. Each of the Partners hereby irrevocably waives for the term of the Partnership any right that such Partner may have to maintain any action for partition with respect to the Partnership property.

        SECTION 12.4. ENTIRE AGREEMENT. This Agreement and the other documents contemplated hereunder constitute the full and complete agreement of the parties hereto with respect to the subject matter hereof.

        SECTION 12.5. NO WAIVER. The failure of any Partner to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Partner's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

        SECTION 12.6. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THE GENERAL PARTNER HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS IN THE STATE OF TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATED TO THIS AGREEMENT BY ANY MEANS ALLOWED UNDER THE LAWS OF THE STATE OF TEXAS OR FEDERAL LAWS.

        SECTION 12.7. SUCCESSORS AND ASSIGNS. Subject to ARTICLE IX, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        SECTION 12.8. EXHIBITS. EXHIBITS 2.1--PAYOUT NO. 1, 2.1--PAYOUT NO. 2,
6.8 AND 8.2(D) to this Agreement are attached hereto. All of such Exhibits are incorporated herein by reference and made a part hereof for all purposes and references to this Agreement shall also include such Exhibits unless the context in which used shall otherwise require.

        SECTION 12.9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and covenants made by the General Partner or the Limited Partners in this Agreement or any other document contemplated thereby or hereby shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement or such other document, regardless of any investigation made by or on behalf of any such party.

        SECTION 12.10. NO THIRD-PARTY BENEFIT. Except as provided in SECTION 6.4, nothing in this Agreement, either express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective successors and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

        SECTION 12.11. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

                     [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.

                                    GENERAL PARTNER:

                                    CLIFFWOOD OIL & GAS CORP.

                                    By:____________________________________
                                       Frank A. Lodzinski, President

                                    ADDRESS FOR NOTICE PURPOSES:

                                    110 Cypress Station Dr.
                                    Suite 220
                                    Houston, Texas  77090
                                    Attention: Frank A. Lodzinski
                                    Telecopy No.: 281-537-8324

SIGNATURE PAGE--FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CLIFFWOOD ACQUISITION - 1998 LIMITED PARTNERSHIP

        IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.

                                    LIMITED PARTNER:

                                    ENERGY CAPITAL INVESTMENT
                                    COMPANY PLC

                                    By:________________________________
                                       Gary R. Petersen, Director

                                    ADDRESS FOR NOTICE PURPOSES:

                                    1100 Louisiana, Suite 3150
                                    Houston, Texas 77002
                                    Attention: Robert L. Zorich
                                    Telecopy No.: 713-659-6130

SIGNATURE PAGE--FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF

CLIFFWOOD ACQUISITION - 1998 LIMITED PARTNERSHIP

        IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.

                                    LIMITED PARTNER:

                                    ENCAP EQUITY 1996 LIMITED
                                    PARTNERSHIP

                                    By: ENCAP INVESTMENTS L.C.

                                    By:_______________________________
                                       Robert L. Zorich, Managing Director

                                    ADDRESS FOR NOTICE

                                    1100 Louisiana, Suite 3150
                                    Houston, Texas 77002
                                    Attention: Robert L. Zorich
                                    Telecopy No.: 713-659-6130



SIGNATURE PAGE-- FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CLIFFWOOD ACQUISITION - 1998 LIMITED PARTNERSHIP